ASSET PURCHASE AGREEMENT

                                      AMONG

              MATSUSHITA BATTERY INDUSTRIAL CORPORATION OF AMERICA

              MATSUSHITA BATTERY INDUSTRIAL DE MEXICO, S.A. de C.V.

                             C&D TECHNOLOGIES, INC.

                                       and

                  C&D TECHNOLOGIES REYNOSA, S. de R.L. de C.V.

                                 August 27, 2003






















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                                TABLE OF CONTENTS

                                                                            Page
Article I         DEFINITIONS..................................................1

         1.1      Certain Definitions..........................................1

         1.2      Terms Defined Elsewhere in this Agreement....................6

         1.3      Other Definitional and Interpretive Matters..................7

Article II        PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES.......8

         2.1      Purchase and Sale of Assets..................................8

         2.2      Excluded Assets..............................................9

         2.3      Assumption of Liabilities...................................10

         2.4      Excluded Liabilities........................................10

         2.5      Nonassignable Rights........................................11

         2.6      Purchase Price; Allocation..................................11

         3.1      Closing Date................................................12

         3.2      Documents to Be Delivered by Sellers........................12

         3.3      Documents to Be Delivered by Buyers.........................13

         3.4      Simultaneity................................................14

Article IV        REPRESENTATIONS AND WARRANTIES OF SELLERS...................14

         4.1      Organization; Due Authorization.............................14

         4.2      No Violation; Consent and Approval..........................15

         4.3      Absence of Certain Developments.............................15

         4.4      The Purchased Assets; Sufficiency of Tangible Assets........16

         4.5      Facility....................................................16

         4.6      Leased Property.............................................16

         4.7      Litigation..................................................17

         4.8      Purchased Contracts.........................................17

         4.9      Compliance with Laws, Permits...............................17

         4.10     Environmental Matters.......................................18

         4.11     Labor and Employment........................................18

         4.12     Insurance...................................................18

         4.13     Inventory...................................................18


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                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
         4.14     No Broker...................................................19

         4.15     No Other Representations or Warranties; Schedules...........19

Article V         REPRESENTATIONS AND WARRANTIES OF BUYERS....................19

         5.1      Organization; Due Authorization.............................19

         5.2      No Violation; Consents and Approvals........................20

         5.3      Litigation..................................................20

         5.4      Availability of Funds.......................................20

         5.5      Acknowledgement.............................................20

         5.6      No Broker...................................................21

Article VI        COVENANTS...................................................21

         6.1      Access to Information.......................................21

         6.2      Actions of Sellers in Connection with Transaction...........22

         6.3      Conduct of the Business; Etc................................23

         6.4      Reasonable Best Efforts; Further Assurances.................24

         6.5      Public Announcements........................................24

         6.6      Certain Tax Matters.........................................25

         6.7      Employees...................................................26

         6.8      Ancillary Agreements........................................26

         6.9      Use of Name.................................................26

         6.10     Contacts with Suppliers, Employees and Customers............26

         6.11     Confidentiality.............................................26

         6.12     U.S. Buyer Guarantee........................................27

         6.13     U.S. Seller Guarantee.......................................27

         6.14     Remediation Plan............................................27

         6.15     Proration of Taxes and Certain Charges; Deposits............28

         6.16     Supplementation and Amendment of Schedules..................29

Article VII       CONDITIONS TO OBLIGATIONS OF BUYERS TO CLOSE................29

         7.1      Representations and Warranties..............................29

         7.2      Compliance with Covenants...................................29

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                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
         7.3      Consent and Approvals.......................................29

         7.4      Opinions of Counsel.........................................30

         7.5      Further Assurances..........................................30

Article VIII      CONDITIONS TO OBLIGATIONS OF SELLERS TO CLOSE...............30

         8.1      Representations and Warranties..............................30

         8.2      Compliance with Covenants...................................30

         8.3      Consents and Approvals......................................30

         8.4      Opinions of Counsel.........................................31

         8.5      Further Assurances..........................................31

         9.1      Termination.................................................31

         9.2      Effect of Termination.......................................32

Article X         INDEMNIFICATION.............................................32

         10.1     Survival of Representations and Covenants...................32

         10.2     Indemnification.............................................32

         10.3     Indemnification Procedures..................................33

         10.4     Certain Limitations on Indemnification......................34

         10.5     Environmental Indemnification...............................35

         10.7     Varela Land Claim Indemnification...........................36

         10.8     Indemnification for Breach of Title Representations.........37

         10.9     Calculation of Losses.......................................37

         10.10    Characterization of Indemnity Payments......................38

         10.11    Excluded Liabilities; Assumed Liabilities...................38

         10.12    No Consequential Damages....................................38

         10.13    Exclusive Remedy............................................39

Article XI        MISCELLANEOUS...............................................39

         11.1     Fees and Expenses...........................................39

         11.2     Notices.....................................................39

         11.3     Entire Agreement............................................40

         11.4     Waiver of Bulk Sales Requirements...........................41

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                                TABLE OF CONTENTS
                                   (continued)


                                                                            Page
         11.5     Severability................................................41

         11.6     Non-Recourse................................................41

         11.7     Binding Effect; Assignment..................................41

         11.8     No Third-Party Beneficiaries................................41

         11.9     Counterparts................................................41

         11.10    Governing Law...............................................41

         11.11    Submission to Jurisdiction; Consent to Service of Process...42

         11.12    Amendments and Waivers......................................42




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                            ASSET PURCHASE AGREEMENT


     ASSET PURCHASE  AGREEMENT,  dated as of August 27, 2003 (the  "Agreement"), among C&D Technologies, Inc., a Delaware corporation ("U.S. Buyer"), C&D Technologies Reynosa, S. de R.L, de C.V., a limited liability company organized under the laws of Mexico ("Mexican Buyer", and together with U.S. Buyer, the "Buyers", and each a "Buyer"), Matsushita Battery Industrial Corporation of America, a Delaware corporation ("U.S. Seller"), and Matsushita Battery Industrial de Mexico, S.A. de C.V., a company organized under the laws of Mexico ("Mexican Seller", and together with U.S. Seller, the "Sellers", and each a "Seller").


                              W I T N E S S E T H:

     WHEREAS, Mexican Seller has been engaged in the business of manufacturing lead-acid storage batteries with rated capacity equal to or greater than 960 amp. hours (the "Business");

     WHEREAS, U.S. Seller owns certain assets, more fully described herein, that are used in the operation of the Business;

     WHEREAS, Sellers desire to sell, transfer and assign to Buyers, and Buyers desire to acquire from Sellers, the Purchased Assets and, in connection therewith, assume the Assumed Liabilities, all as more specifically provided herein; and

     WHEREAS, certain terms used in this Agreement are defined in Section 1.1;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

                                    Article I

                                   DEFINITIONS

1.1      Certain Definitions.

          For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

          "Affiliate" shall mean, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term "control" (including the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.


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          "Ancillary  Agreements"  shall mean,  collectively,  the U.S.  Bill of
     Sale, the Mexican Bill of Sale, the Facility Transfer Deed, the U.S. Assignment and Assumption Agreement, the Mexican Assignment and Assumption Agreement, the Technology License Agreement, and the Technical Services Agreement, and "Ancillary Agreement" shall mean any such agreement.

          "Business Day" shall mean any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

          "Business Records" shall mean the books and records of Mexican Seller to the extent used primarily in the operation of the Business, but excluding (i) files, records, correspondence and other documents relating to products manufactured and sold by Sellers; (ii) marketing, advertising or promotional materials; (iii) customer files and documents (including credit information); (iv) financial records of Sellers; (v) except to the extent set forth in the Technology License Agreement, materials relating to intellectual property; (vi) the corporate minute books, capital stock books or tax returns of Sellers, (vii) the books and records relating primarily to the Excluded Assets, (viii) personnel files for individuals employed by Sellers, (ix) other books and records that Sellers are required by Law to retain, and (x) production records, but only to the extent such records have been removed from the Facility pursuant to the terms of the Technology License Agreement.

          "Buyer Material Adverse Effect" shall mean any change, circumstance or event that, individually or in the aggregate, would materially hinder or delay Buyers' ability (collectively or individually) to consummate the transactions contemplated by this Agreement or the Ancillary Agreements.

          "Contract" shall mean any contract, lease or other written agreement.

          "Environmental Law" shall mean, to the extent applicable to the Facility, any Law promulgated by a Mexican Governmental Entity with authority over Mexican Seller and applicable to the Facility, as well as any applicable common law, as and to the extent in effect on the date of this Agreement and/or on the Closing Date, regulating (i) the protection of the environment from actual or potential exposure (or the effects of exposure) to any actual or potential Release (whether past or present) of any Hazardous Substance or (ii) the presence, manufacture, processing, generation, production, refinement, distribution, use, treatment, storage, disposal, transfer, transport or handling of any Hazardous Substance.

          "Environmental Liability" shall mean any Liability, loss, damage, fine, penalty or out-of-pocket costs or expenses incurred as a result of any claim by any third party (including a Governmental Entity) arising under any Environmental Law or out of a violation of any Environmental Law by Mexican Seller prior to the Closing Date, including the cost of any Remedial Action pursuant to the Remediation Plan.

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          "Facility"  shall mean that certain parcel of land located in Reynosa,
     Tamaulipas, Mexico and the buildings thereon, in each case, as more particularly described on Schedule 4.5 hereto.

          "Facility Transfer Deed" shall mean the instrument to be dated as of the Closing Date and duly executed before a notary public and reported in the Public Registry of Property in accordance with the laws of Mexico, pursuant to which Mexican Seller shall transfer the Facility to Mexican Buyer, free and clear of all Liens other than Permitted Liens.

          "Governmental Entity" shall mean any government or regulatory body or agency thereof, or any court, whether foreign, federal, state or local, of Mexico or the United States.

          "Hazardous Substance" shall mean any substance, material or waste classified or regulated as hazardous or toxic under any Environmental Law, including, but not limited to, petroleum and petroleum related products, asbestos, polychlorinated biphenyls, lead, barium, chromium, or radioactive substance or waste.

          "Inventory" shall mean all raw materials and work in process inventory of the Business owned by U.S. Seller on the Closing Date and used in the manufacture of finished goods offered for sale in the ordinary course which is purchased by Buyers pursuant to Section 2.6(c).

          "Law" shall mean any law, statute or regulation of any Governmental Entity.

          "Liability" shall mean any debt, liability or obligation (whether direct or indirect, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, due or to become due or determined or determinable), and including all costs and expenses relating thereto.

          "Lien" shall mean any mortgage, lien, security interest, charge, pledge or similar encumbrance.

          "Material Adverse Effect" shall mean any circumstance, change in, or effect that, individually or in the aggregate, results in a material adverse effect on (i) the properties, assets and operations of the Business or (ii) the ability of either Buyer to operate or conduct the Business substantially in the manner in which it has been conducted by Sellers in the three (3) years prior to the Closing Date during which Sellers were engaged in the manufacture of MSE960 model and higher valve regulated lead acid batteries; provided, however, that the following shall be excluded from any determination as to whether a Material Adverse Effect has occurred: (a) the effect of any change (i) in United States, Mexican or foreign economies or securities or financial markets in general, (ii) in applicable Laws or accounting rules, (iii) that generally affects any industry in which Business operates, or (iv) in connection with earthquakes or other natural disasters, or acts of war, sabotage or terrorism or military actions, or any escalation or material worsening of any thereof existing or underway as of the date of this Agreement, (b) any effect resulting from the public announcement of this Agreement, compliance with terms hereof or the consummation of the transactions contemplated hereby, including the impact thereof on relationships, contractual or otherwise,


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     with customers,  suppliers,  distributors or employees or (c) the effect of any action taken by Buyers or their Affiliates with respect to the transactions contemplated hereby or with respect to the Business, including employees thereof.

          "Mexican   Assignment  and  Assumption   Agreement"   shall  mean  the
     Assignment and Assumption Agreement, to be dated as of the Closing Date, between Mexican Seller and Mexican Buyer.

          "Mexican Bill of Sale" shall mean a Bill of Sale, to be dated as of the Closing Date, from Mexican Seller to Mexican Buyer, pursuant to which Mexican Seller shall transfer the Mexican Purchased Assets, other than the Facility (which shall be transferred by the Facility Transfer Deed), to Mexican Buyer.

          "Mexican Equipment" shall mean the machinery, equipment (including computer hardware, as well as computer software used in connection therewith) and spare parts, as well as all furniture, furnishings, vehicles and other tangible personal property owned by Mexican Seller, including all desks, chairs, tables, copiers, transferable telephone lines and equipment (other than telephone lines and equipment which connect the Mexican Seller with the U.S. Seller), telecopy machines and other telecommunication equipment, cubicles, office furnishings and supplies which are used in connection with the Business and identified as such on Schedule 4.4(c) hereto, together with the Mexican Equipment, if any, to be purchased by Buyers pursuant to Section 2.6(c), and all warranties pertaining to the same, to the extent that such warranties may exist and be assignable.

          "Order" shall mean any order, injunction, judgment, decree or ruling, of a Governmental Entity.

          "Permit" shall mean any approvals, authorizations, consents, licenses, registrations, waivers, exemptions, agreements, permits or certificates and any modifications or amendments thereto of a Governmental Entity or public or quasi-public utility issued with respect to the Business.

          "Permitted Liens" shall mean (i) liens for Taxes which are not yet due or are being contested in good faith; (ii) carriers', warehousemen's, landlords', mechanics', materialmen's, repairmen's or other like liens arising in the ordinary course of business; (iii) deposits to secure the performance of utilities, leases, statutory or workers' compensation or unemployment insurance obligations, warranties or other contractual obligations, and surety and appeal bonds or other obligations of a similar nature incurred in the ordinary course of business; (iv) the matters listed on Schedule 1.1(a) (none of which interfere in any material respect with the ordinary course of conduct of the Business) or referred to in any title report for the Facility provided to Buyers prior to the date of this Agreement (specifically excluding, however, any superior rights of any third party which would interfere in any material respect with the ordinary conduct of the Business or which, individually or in the aggregate, materially adversely affect the use of the Facility as presently used in the Business); (v) the title and other interests of a lessor under a capital or operating lease; and (vi) easements, rights of way, zoning restrictions and other imperfections of title or similar matters not interfering in any material respect with the ordinary conduct of the


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     Business  or which do not,  individually  or in the  aggregate,  materially adversely affect the use of the Facility as used in the Business during the three (3) year period prior to the Closing Date.

          "Person" shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Entity.

          "Purchased Contracts" shall mean the Contracts entered into by Mexican Seller in connection with the Business and identified as such on Schedule
     4.8 hereto.

          "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching migration.

          "Remedial Action" shall mean all actions required by applicable Environmental Laws to clean up, remove, treat or in any other way address any Hazardous Substance in the environment at concentrations exceeding those allowed by Environmental Laws.

          "Remediation Plan" shall mean the plan to implement the Remedial Actions with respect to the Facility to be performed by Sellers, as set forth on Schedule 6.14 hereto. For the avoidance of doubt, Sellers' responsibility for any Remedial Action shall be limited to actions set forth in the Remediation Plan.

          "Taxes" shall mean all taxes, charges, fees, levies, imposts, tariffs, duties, penalties or other assessments imposed or required to be withheld by any federal, state or local taxing authority of the United States, Mexico or any other country, including, but not limited to, income, gross receipts, license, stamp, occupation, premium, environmental, excise, property, sales, use, transfer, franchise, payroll, employment, withholding, severance, social security, profits, gains, alternative or add-on minimum, value added, windfall, property (real or personal), capital stock, employment, unemployment insurance, disability, ad valorem, or other tax of any kind whatsoever, including any interest, penalties or additions attributable thereto, whether disputed or not, including, with respect to the Mexican Purchased Assets, any increase in penalties imposed on unpaid Taxes based on factors derived from the Mexican National Consumer Price Index.

          "Tax Return" shall mean any return, declaration, report or information return required to be filed with any taxing authority with respect to Taxes.

          "Technical Services Agreement" shall mean the Technical Services Agreement, dated as of date hereof, between U.S. Seller and U.S. Buyer, a copy of which is attached hereto as Exhibit A.

          "Technology  License  Agreement"  shall  mean the  Technology  License
     Agreement, dated as of the date hereof, between Matsushita Battery Industrial Co. Ltd., a corporation organized and existing under the laws of Japan, and U.S. Buyer, a copy of which is attached hereto as Exhibit B.

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          "Transfer  Tax"  or  "Transfer  Taxes"  shall  mean  any  sales,  use, transfer, conveyance, documentary transfer, recording, or other similar Tax, fee, or charge imposed upon the sale, transfer, or assignment of property or any interest therein or the recording thereof, but excluding any tax on, based upon or measured by, the net income, gains or profits from such sale, transfer, or assignment of the property or any interest therein.

          "U.S. Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement, to be dated as of the Closing Date, between U.S. Seller and U.S. Buyer.

          "U.S. Bill of Sale" shall mean a Bill of Sale, to be dated as of the Closing Date, from U.S. Seller to U.S. Buyer, pursuant to which U.S. Seller shall transfer the U.S. Purchased Assets to U.S. Buyer.

          "U.S. Equipment" shall mean the machinery, equipment (including computer hardware, as well as all computer software used in connection therewith) and spare parts, as well as all furniture, furnishings, vehicles and other tangible personal property owned by U.S. Seller, including all desks, chairs, tables, copiers, telecopy machines, cubicles, office furnishings and supplies which are used in connection with the Business and identified as such on Schedule 4.4(c) hereto, together with the U.S. Equipment, if any, to be purchased by Buyers pursuant to Section 2.6(c), and all warranties pertaining to the same, to the extent that such warranties may exist and be assignable.

          1.2 Terms Defined Elsewhere in this Agreement. For purposes of this Agreement, the following terms have meanings set forth in the sections indicated:

      Term                                              Section
      ----                                              -------
      Assumed Liabilities                               2.3(b)
      Basket                                            10.4
      Business                                          Recitals
      Buyer                                             Recitals
      Buyer Indemnified Parties                         10.2(a)
      Closing                                           3.1
      Closing Date                                      3.1
      Confidentiality Agreement                         6.1(a)
      Deposit Certificate                               6.15(c)
      Environmental Certification                       6.14
      Excluded Assets                                   2.2
      Excluded Liabilities                              2.4
      Expenses                                          10.2(a)
      General Indemnification Cap                       10.4(b)
      Leases                                            4.6
      Losses                                            10.2(a)
      Mexican Assumed Liabilities                       2.3(b)
      Mexican Buyer                                     Recitals
      Mexican Buyer Obligations                         6.12


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      Term                                              Section
      ----                                              -------
      Mexican Closing                                   3.1
      Mexican Purchase Price                            2.6(a)
      Mexican Purchased Assets                          2.1(b)
      Mexican Seller                                    Recitals
      Mexican Seller Obligations                        6.13
      Purchased Assets                                  2.1(b)
      Off-Site Environmental Liabilities                10.5(b)
      On-Site Environmental Liabilities                 10.5(a)
      Purchase Price                                    2.6(a)
      Seller                                            Recitals
      Seller Indemnified Parties                        10.2(b)
      Seller Marks                                      6.9
      Survival Period                                   10.1
      Tax Benefit                                       10.9(b)
      Termination Date                                  6.3
      U.S. Assumed Liabilities                          2.3(a)
      U.S. Buyer                                        Recitals
      U.S. Closing                                      3.1
      U.S. Purchase Price                               2.6(a)
      U.S. Purchased Assets                             2.1(a)
      U.S. Seller                                       Recitals
      Utility Deposits                                  6.15(c)
      Varela Land Claim                                 10.7

          1.3 Other Definitional and Interpretive Matters. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

          Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

          Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa and references to Sellers or to Buyers shall include each Seller or each Buyer, as the case may be.

          Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any "Article" or "Section" are to the corresponding Article or Section of this Agreement unless otherwise specified.

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          Herein. The words "herein,"  "hereinafter,"  "hereof," and "hereunder"
     refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

          Including. The word "including" or any variation thereof means "including, without limitation" and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

          Schedules and Exhibits. The Schedules and Exhibits attached to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Any matter disclosed by either of the Sellers on any one Schedule shall be deemed disclosed by Sellers for purposes of all other Schedules, and to the extent any matter disclosed on any Schedule conflicts with any representation, warranty or covenant any of the Sellers contained in this Agreement, such party or parties shall not have any liability with respect such representation, warranty or covenant.

          Representations, Covenants and Obligations of Sellers. Notwithstanding anything to the contrary contained herein, in each instance where a Seller makes any representation or warranty or undertakes or covenants to do or omit to do any act or thing or perform or incur any obligation (including, for the avoidance of doubt, the provision of an indemnity to any Person) with respect to the Business or the Purchased Assets, such representation, warranty, undertaking or covenant shall be limited in effect to that portion of the Business which is conducted by such Seller or those Purchased Assets owned or otherwise held by such Seller, as applicable.

          Currency. Unless otherwise indicated, all dollar amounts referred to in this Agreement and the Ancillary Agreements, including the symbol $, refer to lawful money of the United States.

                                   Article II

             PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES

          2.1 Purchase and Sale of Assets.

          (a) U.S. Purchased Assets. Upon the terms and subject to the conditions of this Agreement, at the Closing, U.S. Seller shall sell, transfer, assign, convey and deliver to U.S. Buyer, and U.S. Buyer shall purchase, acquire and accept from U.S. Seller, all of U.S. Seller's right, title and interest in, to and under the U.S. Purchased Assets. "U.S. Purchased Assets" shall mean the following assets of U.S. Seller as of the Closing to the extent primarily related to the Business:

               (i) the U.S. Equipment; and

               (ii) the Inventory.

          (b) Mexican Purchased Assets. Upon the terms and subject to the conditions of this Agreement, at the Closing, Mexican Seller shall sell, transfer, assign, convey and deliver to Mexican Buyer, and Mexican Buyer shall purchase, acquire and accept from Mexican Seller, all of Mexican Seller's right, title and interest in, to and under the Mexican Purchased Assets. "Mexican Purchased Assets" shall mean the following assets of Mexican Sellers as of the Closing to the extent primarily related to the
     Business:

               (i) the Facility;

               (ii) the Purchased Contracts;

               (iii) the Business Records; and

               (iv) the Mexican Equipment.

          The U.S. Purchased Assets, together with the Mexican Purchased Assets are collectively referred to herein as the "Purchased Assets". The Purchased Assets shall be conveyed and delivered to Buyers free and clear of all Liens, other than Permitted Liens.

          2.2 Excluded Assets. Nothing contained herein shall be deemed to sell, transfer, assign or convey the Excluded Assets to either of the Buyers, and Sellers shall retain all right, title and interest to, in and under the Excluded Assets. "Excluded Assets" shall mean all assets, properties, interests and rights of Sellers other than the Purchased Assets, including without limitation each of the following assets:

          (a) all cash, cash equivalents, bank deposits, cash advancements or similar cash items of either of the Sellers;

          (b) all deposits (including customer deposits and security deposits for rent, electricity, telephone or otherwise) and prepaid charges and expenses of Mexican Seller;

          (c) all machinery, equipment or spare parts other than the Mexican Equipment and the U.S. Equipment;

          (d) any accounts or notes receivable, arising from the operation of the Business prior to the Closing Date;

          (e) all Contracts that are not Purchased Contracts;

          (f) all Tax losses, Tax loss carry forwards and all claims, rights or interest of either of the Sellers in or to any refund, rebate, abatement or other recovery for Taxes, together with any interest due thereon or penalty rebate arising therefrom, for any Tax period (or portion thereof) ending on or before the Closing Date;

          (g) all rights, demands, claims, actions and causes of action which either of the Sellers or any of their Affiliates may have against any other Person exclusively with respect to any Excluded Assets;

          (h) any claim, right or interest of either of the Sellers relating to the Excluded Liabilities;

          (i) all insurance policies or rights to proceeds thereof relating to the assets, properties, business or operations of either of the Sellers;

          (j) all books and records of either of the Sellers other than the Business Records; and

          (k) any rights, claims or causes of action of either of the Sellers against third parties relating to assets, properties, business or operations of Sellers arising out of events occurring on or prior to the Closing Date.

     2.3 Assumption of Liabilities.

          (a) U.S. Assumed Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing U.S. Buyer shall assume, effective as of the Closing, and shall timely perform and discharge in accordance with their respective terms, all Liabilities which accrue on or after the Closing Date arising from or related to the U.S. Purchased Assets or the operation of the Business on or after the Closing Date (collectively, the "U.S. Assumed Liabilities").

          (b) Mexican Assumed Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing Mexican Buyer shall assume, effective as of the Closing, and shall timely perform and discharge in accordance with their respective terms, all Liabilities which accrue on or after the Closing Date arising from or related to the Mexican Purchased Assets or the operation of the Business on or after the Closing Date (collectively, the "Mexican Assumed Liabilities", and together with the U.S. Assumed Liabilities, the "Assumed Liabilities").

          2.4 Excluded Liabilities. Except for the Assumed Liabilities, Buyers will not assume or be liable for any Liabilities arising from or related to the U.S. Purchased Assets, the Mexican Equipment or the operation of the Business prior to the Closing (the "Excluded Liabilities") including, without limitation, the following:

          (a) any Liabilities arising in connection with any Taxes of Sellers for any period prior to the Closing Date, but excluding (i) any Transfer Taxes, which are the responsibility of Buyers pursuant to Section 6.6(c) and (ii) any Taxes incurred on or after the Closing Date as a result of actions taken by Buyers following the Closing;

          (b) any Liabilities arising out of the Excluded Assets, including with respect to Contracts that are not Purchased Contracts;

          (c) any Liabilities arising under any plan or agreement relating to employee benefits, employment, severance or compensation of employees of Sellers prior to the Closing or from the actions, prior to the Closing, of employees and agents of Sellers;

          (d) any Liabilities arising from (i) product liability claims or other claims for injury to person or property relating to products of the Business manufactured or sold prior to the Closing, and (ii) product warranty or similar claims relating to demands for refunds or returns with respect to products of the Business manufactured or sold prior to the Closing; and

          (e) subject to Sections 10.5 and 10.6 hereof, any Environmental Liability arising out of Mexican Seller's ownership or operation of the Facility prior to the Closing.

     2.5 Nonassignable Rights.

          (a) There shall be excluded from the transactions contemplated by this Agreement any Purchased Asset or right which is not assignable or transferable without the consent of any Person other than Sellers or their Affiliates to the extent that such consent shall not have been given prior to the Closing; provided, however, that each of the parties hereto shall have the continuing obligation for 180 days after the Closing to use its commercially reasonable efforts to endeavor to obtain all necessary consents to the assignment thereof that are material to the conduct of the Business (provided, that neither Sellers nor any of their Affiliates shall be required to expend money, commence litigation or offer or grant any accommodation (financial or otherwise) to any third party) and, upon obtaining the requisite consents thereto, such Purchased Assets or rights shall be transferred and assigned to Buyers hereunder. In the event consents to the assignment of any Purchased Asset cannot be obtained prior to Closing, Sellers shall, until the earlier of (i) 180 days after the Closing Date or (ii) such time as the Purchased Assets or other rights are transferred and assigned to Buyers, take or cause to be taken at Buyers' expense such actions as Buyers may reasonably request and are permitted under applicable Law so as to provide Buyers with the benefits thereof.

          (b) Buyers agree that (i) the Purchase Price will not be reduced as a result of, and neither Sellers nor any of their Affiliates shall have any Liability whatsoever arising out of or relating to, the failure to obtain any consents that may be required in connection with the transactions contemplated by this Agreement and (ii) no representation, warranty or covenant of Sellers contained herein shall be breached or deemed breached, and no condition to Buyers' obligations to close the transactions contemplated by this Agreement shall be deemed not satisfied, as a result of the failure to obtain any such consent.

     2.6 Purchase Price; Allocation.

          (a) The aggregate consideration for the Purchased Assets (excluding the assets purchased under Section 2.6(c) below) shall be (i) an amount in cash equal to US$9,100,000 (the "Purchase Price") and (ii) the assumption of the Assumed Liabilities. The portion of the Purchase Price allocated to the U.S. Purchased Assets in accordance with Section 2.6(b) below (the "U.S. Purchase Price") shall be paid by U.S. Buyer to U.S. Seller at the U.S. Closing and the portion of the Purchase Price allocated to the Mexican Purchased Assets in accordance with Section 2.6(b) below (the "Mexican Purchase Price") shall be paid by Mexican Buyer to Mexican Seller at the Mexican Closing, in each case by wire transfer of immediately available funds to such account or accounts as shall have been designated by Sellers not less than five (5) Business Days prior to the Closing Date.

          (b) Prior to the Closing, the Sellers and Buyers shall agree on the allocation of the Purchase Price and the Assumed Liabilities among the Purchased Assets, and shall report such allocation for all Tax purposes in a manner consistent with such allocation. The parties agree that if any Governmental Entity does not agree with such allocation, the parties shall use their commercially reasonable efforts and good faith to agree upon a different allocation acceptable to that Governmental Entity and, if the parties are so able to agree, they shall amend the allocation and relevant Tax Returns accordingly, provided that nothing contained herein shall be construed so as to require any party to commence or participate in any proceedings challenging the determination so made by any Governmental Entity. The parties hereto shall cooperate in the filing of any forms (including Form 8594 and any analogous Mexican provision) with respect to the foregoing allocations.

          (c) Not later than seven (7) days prior to the Closing Date, Sellers and Buyers shall agree on the quantities and types of Inventory and additional Mexican Equipment and U.S. Equipment, if any, to be purchased by Buyers from Sellers and the purchase price therefor; provided, however, that Buyers shall not be obligated to purchase any Inventory or any additional Mexican Equipment or U.S. Equipment (in each case, other than as included on Schedule 4.4(c)); and provided further, however, that if the parties are unable to agree on the purchase price for any of such items, such items will not be sold to Buyers. Each of the parties shall signify in writing their respective approval of such quantities and types of, and purchase price for, the Inventory and additional Mexican Equipment or U.S. Equipment, if any, to be purchased hereunder, which written agreement shall become part of this Agreement for all purposes without any further action of the parties. The title to the Inventory and the additional Mexican Equipment and U.S. Equipment, if any, purchased by Buyers shall be transferred to Buyers at Closing pursuant to the U.S. Bill of Sale and the Mexican Bill of Sale, as the case may be. The amounts to be paid by Buyers to Sellers under this Section 2.6(c) shall be paid at Closing, by wire transfer of immediately available funds to such account or accounts as shall have been designated by Sellers not less than five (5) Business Days prior to the Closing Date.



                                   Article III

                                     CLOSING

          3.1 Closing Date. Subject to the satisfaction of the conditions set forth in Articles VII and VIII (or the waiver thereof by the party entitled to waive that condition), the closing of the purchase and sale of the U.S. Purchased Assets and the assumption of the Assumed Liabilities provided for in Article II shall take place at the offices of Weil, Gotshal & Manges LLP located at 767 Fifth Avenue, New York, New York (or at such other place as the parties may mutually agree) at 10:00 a.m. (New York City time) (the "U.S. Closing") and, simultaneously therewith, the purchase and sale of the Mexican Purchased Assets shall take place at such location in the United Mexican States (the "Mexican Closing") as mutually agreed upon by the parties hereto, on a date to be specified by the parties, which date shall be no later than the second Business Day after satisfaction or waiver of the conditions set forth in Articles VII and VIII (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless another time or date, or both, are agreed to in writing by the parties hereto. The U.S. Closing and the Mexican Closing are collectively referred to in this Agreement as the "Closing", and the date on which the Closing shall be held is referred to in this Agreement as the "Closing Date."

     3.2 Documents to Be Delivered by Sellers.

          (a) U.S. Seller. At the Closing, U.S. Seller shall deliver, or cause to be delivered, to U.S. Buyer the following:

               (i) duly executed documents of transfer and assignment required to transfer title to the U.S. Purchased Assets to U.S. Buyer, including without limitation the U.S. Bill of Sale and the U.S. Assignment and Assumption Agreement;

               (ii) a certificate of an officer of U.S. Seller certifying that the closing conditions set forth in Section 7.1 (with respect to Sellers' representations and warranties) and Section 7.2 (with respect to Sellers' covenants) have been satisfied;

               (iii) originally executed versions of the other Ancillary Agreements (other than the Technology License Agreement and the Technical Services Agreement, which were executed on the date hereof) executed by all parties thereto other than Buyers;

               (iv) the legal opinion of U.S. counsel described in Section 7.4; and

               (v) such other certificates and documents as U.S. Buyer or its counsel reasonably may request in order to evidence the performance by U.S. Seller of its obligations under this Agreement and the Ancillary Agreements and as may be necessary or appropriate to carry out the purposes of this Agreement and the Ancillary Agreements.

          (b) Mexican Seller. At the Closing, Mexican Seller shall deliver, or cause to be delivered, to Mexican Buyer the following:

               (i) executed documents of transfer and assignment required to transfer title to the Mexican Purchased Assets to Mexican Buyer, including without limitation the Mexican Bill of Sale, the Facility Transfer Deed and the Mexican Assignment and Assumption Agreement;

               (ii) the legal opinion of Mexican counsel described in Section 7.4; and

               (iii) such other  certificates  and documents as Mexican Buyer or its counsel reasonably may request in order to evidence the performance by Mexican Seller of its obligations under this Agreement and the Ancillary Agreements and as may be necessary or appropriate to carry out the purposes of this Agreement and the Ancillary Agreements.

     3.3 Documents to Be Delivered by Buyers.

          (a) At the Closing, U.S. Buyer shall deliver to U.S. Seller the following:

               (i) evidence of the wire transfer of the U.S. Purchase Price referred to in Section 2.6(a) and, if applicable, Section 2.6(c) hereof;

               (ii) a certificate of an officer of U.S. Buyer certifying that the closing conditions set forth in Section 8.1 (with respect to Buyers' representations and warranties) and Section 8.2 (with respect to Buyers' obligations and covenants) have been satisfied;

               (iii) the U.S. Assignment and Assumption Agreement;

               (iv) originally executed versions of the other Ancillary Agreements (other than the Technology License Agreement and the Technical Services Agreement, which were executed on the date hereof) executed by all parties thereto other than Sellers;

               (v) the legal opinion of U.S.  counsel  described in Section 8.4;
          and

               (vi) such other certificates and documents as U.S. Seller or its counsel reasonably may request in order to evidence the performance by U.S. Buyer of its obligations under this Agreement and the Ancillary Agreements and as may be necessary or appropriate to carry out the purposes of this Agreement and the Ancillary Agreements.

          (b) At the Closing, Mexican Buyer shall deliver to Mexican Seller the following:

               (i) evidence of the wire transfer of the Mexican Purchase Price referred to in Section 2.6(a) and, if applicable, Section 2.6(c) hereof;

               (ii) the Mexican Assignment and Assumption Agreement;

               (iii) a copy of the articles of organization of Mexican Buyer, which allows for the appointment of proxies to carry out the purchase and sale of the Mexican Purchased Assets hereunder;

               (iv) evidence that a Maquiladora Program Authorization has been obtained from the Mexican Ministry of Economy, including evidence of proper authorization and registration with the Ministry of Economy of the Mexican government to temporarily import the Equipment and Inventory;

               (v) the legal opinion of Mexican counsel described in Section 8.4; and

               (vi) such other  certificates  and documents as Mexican Seller or its counsel reasonably may request in order to evidence the performance by Mexican Buyer of its obligations under this Agreement and the Ancillary Agreements and as may be necessary or appropriate to carry out the purposes of this Agreement and the Ancillary Agreements.

          3.4 Simultaneity. All actions to be taken at the Closing shall be deemed, to the extent feasible, to have taken place simultaneously. Any action, the taking of which is a necessary condition to the taking of any other action, shall be taken subject to the condition that all other actions to be taken at the Closing take place immediately thereafter.

                                   Article IV

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

               Each of the Sellers hereby represents and warrants to Buyers, jointly and severally, that as of the date hereof:

     4.1 Organization; Due Authorization. U.S. Seller is a corporation validly existing and in good standing under the laws of the State of Delaware. Mexican Seller is a sociedad anonima de capital variable validly existing and in good standing under the laws of the United Mexican States. Each Seller has the requisite corporate power and authority to enter into, execute and deliver this Agreement and the Ancillary Agreements to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each Seller of this Agreement and the Ancillary Agreements to which it is or will be a party and the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Sellers. Each Seller has full corporate power and authority to conduct such portion of the Business conducted by it in the manner conducted and to own, operate or lease properties and assets it owns, operates or leases in connection with the Business. Mexican Seller is duly qualified and in good standing in each jurisdiction where the nature of the Business conducted by it or the character of the properties owned, operated or leased by it makes such qualification necessary. This Agreement has been, and each of the Ancillary Agreements to which a Seller is a party has been or will be at or prior to the Closing, duly executed and delivered by the Seller party thereto and (assuming the due authorization, execution and delivery by Buyers) this Agreement and each of the Ancillary Agreements constitute, or when so executed and delivered will constitute, legal, valid and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms. The U.S. Seller owns all of the shares of capital stock of Mexican Seller, other than one share held by Mr. Kenji Seko.

     4.2 No Violation; Consent and Approval. (a) The execution, delivery and performance by each Seller of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby or thereby do not (i) violate or conflict with any provision of the certificate of incorporation or bylaws or the comparable organizational documents of such Seller, (ii) subject to obtaining the consents referred to in Schedule 4.2(a), conflict with any provision of, or result in the breach of, constitute a default under, or result in the termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation of Mexican Seller under any Purchased Contract to which Mexican Seller is a party or to which its respective assets are bound, (iii) result in the creation or imposition of any Lien (other than a Permitted Lien) on any of the Purchased Assets, and (iv) assuming compliance with the matters set forth in Sections 4.2(b) and 5.2(b), violate or conflict with any Law to which either Seller is subject; except, with respect to clauses (ii), (iii) and (iv), for any violations, breaches, conflicts, defaults, terminations, cancellations or accelerations that would not reasonably be expected to have a Material Adverse Effect.

          (b) Except as set forth on Schedule 4.2(b), no Permit is required on the part of Sellers in connection with the execution and delivery of this Agreement or the Ancillary Agreements, the compliance by Sellers with any of the provisions hereof or thereof, or the consummation of the transactions contemplated hereby or thereby.

     4.3 Absence of Certain Developments. Except as expressly contemplated by this Agreement or as set forth on Schedule 4.3, since December 31, 2002:

          (a) there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the Purchased Assets having a replacement cost of more than $5,000 in the aggregate;

          (b) except in the ordinary course of business as contemplated hereby, neither Seller has entered into any contract or other arrangement for the purchase or disposition of any material property or assets or mortgaged, pledged or subjected any of the Purchased Assets to a Lien (other than Permitted Liens) or sold, assigned, transferred or otherwise disposed of any material Purchased Asset; and

          (c) neither Seller has agreed, whether in writing or not, to do any of the things set forth in subsections (a) and (b) above.

     4.4 The Purchased Assets; Sufficiency of Tangible Assets.


          (a) Except with respect to the Facility (as to which certain representations are made under to Section 4.5 hereof), each Seller has good and marketable title to the Purchased Assets owned by it free and clear of all Liens, except Permitted Liens.

          (b) Except as set forth on Schedule 4.4(b) hereto and except for (i) the Excluded Assets and (ii) items disposed of following the date of this Agreement in the ordinary course of business and not in violation of
     Section 6.3 hereof, the Purchased Assets, together with the rights, goods and services granted, transferred or to be performed or made available by Sellers pursuant to the Ancillary Agreements, constitute all material real property interests and tangible assets used by Sellers in the operation of the Business substantially as it has been conducted during the three (3) year period prior to the Closing Date. In the event this Section 4.4(b) is breached because a Seller has in good faith failed to identify and transfer any assets or properties used in the Business, such breach shall be deemed cured if such Seller promptly transfers such properties or assets to the applicable Buyer at no additional cost.

          (c) Schedule 4.4(c) sets forth a complete and reasonably detailed list of all Purchased Assets (other than Inventory and any additional Mexican Equipment or additional U.S. Equipment purchased by Buyers pursuant to
     Section 2.6(c)) being sold by Sellers hereunder.

     4.5 Facility. Except as set forth on Schedule 4.5, (a) Mexican Seller owns in fee good and marketable title to the Facility, free and clear of any Liens, except for Permitted Liens, and (b) no interest of Mexican Seller in the Facility is subject to any right of first refusal or right or option to purchase, lease or license the Facility or any portion therein. There are no condemnation actions pending or, to Sellers' knowledge, threatened against the Facility. Except as set forth on Schedule 4.5, the Facility is in good repair and operating condition and, to the knowledge of Sellers, is structurally sound, subject in each case to ordinary wear and tear. Neither Seller has received notification or correspondence within the three (3) year period prior to the Closing Date that it is in violation of any applicable building or zoning Law in respect to their operations of the Facility, except for such violations that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Mexican Seller is the sole occupant of the Facility. No Person has the right to acquire the Facility or any part thereof or development rights with respect thereto and, to the knowledge of Sellers, no Person has asserted any such right. The Facility is serviced by water, sewer, sanitary sewer, electricity or natural gas sufficient to operate the Business as conducted during the three (3) year period prior to the Closing Date. Notwithstanding the foregoing, no representation is being made herein by Sellers with respect to the sufficiency of such water, sewer, sanitary sewer, electricity and natural gas services for any period following the Closing, the sole responsibility for which shall be Buyers.

     4.6 Leased Property. Schedule 4.6 sets forth a list of all leases in respect of real and personal property leased by Mexican Seller and used in connection with the Business (collectively, the "Leases"). Each of the Leases is in full force and effect and, to the knowledge of Sellers, Mexican Seller has not received any written notice of any default or event that with notice or lapse of time, or both, would constitute a default by Mexican Seller under any of the Leases.

     4.7 Litigation. Except as set forth on Schedule 4.7, there is no claim, action, suit, investigation, inquiry or Order pending or, to Sellers' knowledge, threatened against Sellers that (i) as of the date hereof, seeks to restrain or prohibit or otherwise challenge the consummation, legality or validity of the transactions contemplated by this Agreement or by the Ancillary Agreements, or
(ii) would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     4.8 Purchased Contracts. Schedule 4.8 sets forth a list of all of the Purchased Contracts. Complete and correct copies of the Purchased Contracts have been delivered to U.S. Buyer. Except as set forth on Schedule 4.8, no consent or approval of any Person is necessary to assign to Buyers, on the terms of this Agreement or the Ancillary Agreements, any rights or interests of Mexican Seller in the Purchased Contracts. Except as set forth on Schedule 4.8, the Purchased Contracts are (assuming the due execution and delivery thereof by the other parties thereto) valid, binding and in full force and effect, and (except that with respect to Contracts with utilities, no representation is being made). Except as set forth on Schedule 4.8 (i) Mexican Seller is not in breach or default in any material respect under any Purchased Contract, (ii) to the knowledge of Sellers, no condition exists that with notice or lapse of time or both would constitute a default under a Purchased Contract, (iii) to the knowledge of Sellers, no other party to any of the Purchased Contracts is in material breach or default thereunder; and (iv) neither Mexican Seller nor, to Sellers' knowledge, any other party thereto, has received or been provided notice of cancellation or termination of any Purchased Contract.

     4.9 Compliance with Laws, Permits.

          (a) Except with respect to Environmental Laws (which are the subject of Section 4.10) and except for matters set forth on Schedule 4.9, Mexican Seller is in compliance in all material respects with all Laws applicable to the ownership or operation of the Business. Sellers have not received from any Governmental Entity any written notice of or been charged with the violation of any Laws applicable to the ownership or operation of the Business.

          (b) Except as set forth on Schedule 4.9, Mexican Seller currently has all Permits that are required for the operation of the Business as conducted during the three (3) year period prior to the Closing Date, except Permits the absence of which would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.9, all of such Permits issued to Mexican Seller are valid and in full force and effect, and Sellers have duly performed and are in compliance in all material respects with all of their respective obligations under such Permits, except for such non-compliance as would not reasonably be expected to have a Material Adverse Effect. Mexican Seller has not received any notice from any Governmental Entity claiming a violation of any term, condition or provision of any Permit required for the operation of the Business, except for violations which would not reasonably be expected to have a Material Adverse Effect and, to the knowledge of Sellers, no suspension or cancellation of any such Permits is threatened.

     4.10 Environmental Matters. Except as disclosed on Schedule 4.10 and for matters set forth in or contemplated by the Remediation Plan:

          (a) The operations of Mexican Seller have been and are in material compliance with all applicable Environmental Laws, which compliance includes the possession, maintenance and compliance with all permits, licenses and authorizations required by such Environmental Laws;

          (b) Mexican  Seller is not subject to any pending or, to the knowledge
     of  Sellers,   threatened  claim,  action,  proceeding,  or  suit  alleging noncompliance with any Environmental Law;

          (c) To the knowledge of Sellers, there are no current facts, circumstances or conditions arising out of or relating to the operations of the Business that would reasonably be expected to result in Mexican Seller incurring liabilities under Environmental Laws;

          (d) Sellers, with respect to the Business, have not undertaken and are not under any obligation to conduct any Remedial Action as a result of a Release of Hazardous Substances in violation of Environmental Laws;

          (e) To Sellers' knowledge, there are no underground storage tanks (active or abandoned) at or under the Facility;

          (f) To Sellers' knowledge without any obligation of inquiry, there are not any off-site migration of Hazardous Substances that would reasonably be expected to materially and adversely affect the use or value of the Facility (other than conditions or events that affect the economy, real estate values or the industry of the Business generally); and

          (g) No Lien has been perfected against the Property under any Environmental Law.

     4.11 Labor and Employment. Except as set forth on Schedule 4.11, (i) Mexican Seller is not a party to any labor or collective bargaining agreement with any employees of Mexican Seller, and (ii) Mexican Seller has not made any commitments with any labor union or employee collective bargaining association with respect to any future agreements relating to its employees.

     4.12 Insurance. Except as set forth on Schedule 4.12, to Sellers' knowledge, there are no outstanding requirements or recommendations by any insurance company that has issued a policy covering any part of the real property owned or leased by Mexican Seller by any Board of Fire Underwriters or other body exercising similar functions or by any Governmental Entity requiring any repairs or other work to be done on or with respect to the Facility or any of the real property owned or leased by Mexican Seller or requiring any equipment or facilities to be installed on or in connection with the Facility or any of the real property owned or leased by Mexican Seller.

     4.13 Inventory. The Inventory is in good condition and is fit for the purpose for which the Inventory is intended.

     4.14 No Broker. In connection with the transactions contemplated by this Agreement and by the Ancillary Agreements, neither Sellers nor any of their Affiliates is a party to any agreement, arrangement or understanding with any Person which will result in the obligation of Buyers or any of their Affiliates to pay any finders fee, brokerage commission or similar payment.

     4.15 No Other Representations or Warranties; Schedules. Except for the representations and warranties made by Sellers in this Article IV (as modified by the Schedules hereto), the documents delivered by a Seller at or in connection with the Closing, and in the Ancillary Agreements (including the schedules thereto), neither Sellers nor any other Person makes any other express or implied representation or warranty with respect to Sellers, the Business, the Purchased Assets, the Assumed Liabilities or the transactions contemplated by this Agreement, and Sellers disclaim any other representations or warranties, whether made by Sellers, any Affiliate of Sellers or any of their respective officers, directors, employees, agents or representatives; provided, however, that to the extent any document referred to in any Schedule hereto is delivered or made available to Buyers or their representatives, Sellers represent that such document is complete and correct in all material respects. Except for the representations and warranties contained in Article IV hereof (as modified by the Schedules hereto), the documents delivered by a Seller at or in connection with the Closing, and in the Ancillary Agreements (including the schedules thereto), each Seller (a) expressly disclaims and negates any representation or warranty, expressed or implied, at common law, by statute, or otherwise, relating to the condition of the Purchased Assets (including any implied or expressed warranty of merchantability or fitness for a particular purpose, or of conformity to models or samples of materials) and (b) hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to Buyers or their Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to Buyers by any director, officer, employee, agent, consultant, or representative of Sellers or any of their Affiliates). Sellers make no representations or warranties to Buyers regarding the probable success or profitability of the Business. The disclosure of any matter or item in any schedule hereto shall not be deemed to constitute an acknowledgment that any such matter is required to be disclosed.

                                   Article V

                    REPRESENTATIONS AND WARRANTIES OF BUYERS

          Each Buyer hereby represents and warrants to Sellers, jointly and severally, that as of the date hereof:

     5.1 Organization; Due Authorization. U.S. Buyer is a corporation validly existing and in good standing under the laws of the State of Delaware. Mexican Buyer is a sociedad de responsabilidad limitada de capital variable duly and validly existing under the laws of Mexico. Each Buyer has the requisite corporate power and authority to enter into, execute and deliver this Agreement and the Ancillary Agreements to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each Buyer of this Agreement and the Ancillary Agreements to which it is or will be a party, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of U.S. Buyer and all necessary organizational action on the part of Mexican Buyer. This Agreement has been, and each of the Ancillary Agreements to which a Buyer is a party is, or will be at or prior to the Closing, duly executed and delivered by Buyers party thereto and (assuming the due authorization, execution and delivery by Sellers) this Agreement and each of the Ancillary Agreements constitute, or when so executed and delivered will constitute, legal, valid and binding obligations of Buyers, enforceable against Buyers in accordance with their respective terms

     5.2 No Violation; Consents and Approvals. (a) The execution, delivery and performance by each Buyer of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby or thereby do not (i) violate or conflict with any provision of the certificate of incorporation or bylaws or the comparable organizational documents of such Buyer, (ii) subject to obtaining the consents referred to in Schedule 5.2(a), conflict with any provision of, or result in the breach of, constitute a default under, or result in the termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation of Buyers under any Contract to which either Buyer is a party or to which its respective assets are bound, (iii) assuming compliance with the matters set forth in Sections 4.2(b) and 5.2(b), violate or conflict with any Law to which either Buyer is subject; except, with respect to clauses (ii) and (iii), for any violations, breaches, conflicts, defaults, terminations, cancellations or accelerations that would not reasonably be expected to have a Material Adverse Effect.

          (b) Except as set forth on Schedule 5.2(b), no Permit is required on the part of Buyers in connection with the execution and delivery of this Agreement or the Ancillary Agreements, the compliance by Buyers with any of the provisions hereof or thereof, or the consummation of the transactions contemplated hereby or thereby, except for Permits the failure of which to obtain would not reasonably be expected to have a Buyer Material Adverse Effect.

          5.3 Litigation. Except as set forth on Schedule 5.3, there is no claim, action, suit, investigation, inquiry or Order pending or, to Buyers' knowledge, threatened against Buyers that (i) as of the date hereof, seeks to restrain or prohibit or otherwise challenge the consummation, legality or validity of the transactions contemplated by this Agreement or by the Ancillary Agreements, or (ii) would reasonably be expected to have a Buyer Material Adverse Effect.

          5.4 Availability of Funds. U.S. Buyer has, and Mexican Buyer at the Closing will have, (i) sufficient cash to enable it to pay the U.S. Purchase Price and the Mexican Purchase Price, and otherwise consummate the transactions contemplated by this Agreement and the Ancillary Agreements, and (ii) the resources and capabilities (financial or otherwise) to perform its obligations hereunder.

          5.5 Acknowledgement. Buyers and their representatives and agents have had and have exercised, prior to the date hereof, the right to enter upon the Facility and to make all inspections and investigations of the Business and the Purchased Assets deemed necessary or desirable by Buyers. Buyers are purchasing the Purchased Assets based solely on the results of their inspections and investigations and on the representations and warranties of Sellers expressly set forth in this Agreement and in the documents delivered by a Seller at or in connection with the Closing. Each Buyer acknowledges and agrees that neither Seller is making any representations or warranties whatsoever, express or implied, beyond those expressly given by them in Article IV hereof (as modified by the Schedules hereto) and in the documents delivered by a Seller at or in connection with the Closing, and each Buyer acknowledges and agrees that, except for the representations and warranties contained therein, the Purchased Assets and the Business are being transferred on a "where is" and, as to condition, "as is" basis. Any claims Buyers may have for breach of representation or warranty shall be based solely on the representations and warranties of Sellers set forth in
     Article IV hereof (as modified by the Schedules hereto) and in the documents delivered by a Seller at or in connection with the Closing. Each Buyer agrees that neither Sellers nor any of their Affiliates or any other Person will have or be subject to any liability to Buyers or any other Person resulting from the distribution to Buyers or their representatives or Buyers' use of, any information regarding Sellers, the Business or the transactions contemplated by this Agreement not expressly set forth in this Agreement and the documents delivered by a Seller at or in connection with the Closing, including any confidential memoranda distributed on behalf of either of Sellers relating to the Business or other publication or data room information provided to Buyers or their representatives, or any other document or information in any form provided to Buyers or their representatives in connection with the sale of the Business and the transactions contemplated hereby.

          5.6 No Broker. Neither Buyer is party to any agreement, arrangement or understanding with any Person which will result in the obligation of Sellers or any of their Affiliates to pay any finders fee, brokerage commission or similar payment in connection with the transactions contemplated by this Agreement and by the Ancillary Agreements.

                                   Article VI

                                    COVENANTS

          6.1 Access to Information.

               (a) Pre-Closing Access. Sellers agree that, prior to the Closing Date, Buyers shall be entitled, through their representatives (including, without limitation, their legal advisors, environmental consultants and accountants), to make such investigation of the properties, businesses and operations of the Business and such examination of the Business Records, the Purchased Assets and information relating to the Assumed Liabilities (and to make copies thereof and to take abstracts therefrom) and to discuss the affairs of Mexican Seller and the Business with Sellers' officers, senior staff personnel and independent accountants, as Buyers reasonably request. Any such investigation and examination shall be conducted during regular business hours upon reasonable advance notice and under reasonable circumstances and shall be subject to restrictions under applicable Law; provided, however, that no such access shall unreasonably interfere with the operation by Sellers of their respective businesses, including the Business. Notwithstanding anything herein to the contrary, no such investigation or examination shall be permitted to the extent that it would require either Seller or any of its Affiliates to disclose information which would disrupt, interfere or endanger an attorney-client privilege or conflict with any confidentiality obligations to which either Seller or any of its Affiliates are bound; provided that Sellers promptly inform Buyers that they will not provide any such information requested during the course of such examination or investigation as a result thereof. All information disclosed to Buyers in connection with the transactions contemplated hereby shall be subject to the provisions of the Confidentiality Agreement, dated as of September 17, 2002, previously executed by U.S. Buyer and U.S. Seller (the "Confidentiality Agreement").

               (b) Post-Closing Access. Following the Closing, Buyers shall maintain the Contracts, if any, books and records and other documents relating to the Business for a period of not less than seven (7) years following the Closing Date. Following the Closing and until the seventh (7th) anniversary of the Closing Date, Buyers shall provide

          Sellers and their representatives (including, without limitation, their legal advisors, environmental consultants and accountants) reasonable access, during regular business hours and upon reasonable advance notice and under reasonable circumstances, to the Contracts, documents and books and records of Buyers and their Affiliates relating to the Business as conducted during the three (3) year period prior to the Closing Date for any reasonable business purpose (including, without limitation, preparing Tax Returns and defending or pursuing claims), and Buyers shall cooperate and cause their Affiliates to cooperate and permit Sellers and their representatives to examine and copy, at Sellers' expense, such Contracts, documents and books and records. In the event that either Buyer wishes to destroy such records after that time, such Buyer shall first give sixty (60) days prior written notice to U.S. Sellers, and U.S. Sellers shall have the right at its option and expense, upon prior written notice given to Buyers within that sixty (60) day period, to take possession of the records within sixty (60) days after the date of such notice upon reasonable advance notice to Buyers; provided, however, that such taking possession shall not unreasonably interfere with the operation by Buyers of their respective businesses.

          6.2 Actions of Sellers in Connection with Transaction.

               (a) Removal of Excluded Assets. Sellers shall use commercially reasonable efforts to remove all Excluded Assets from the Facility prior to the Closing. To the extent that any Excluded Assets remain at the Facility on or after the Closing (all of which shall have been listed or specifically described in Schedule 6.2), Buyers shall provide Sellers reasonable access to the Facility upon reasonable advance notice and under reasonable circumstances for purposes of removing such Excluded Assets, all of which shall be removed within sixty (60) days after the Closing Date. After such sixty (60) day period, any such Excluded Assets which remain at the Facility shall be deemed to have been abandoned by Sellers, and Buyers shall have the right to destroy and remove from the Facility all such then remaining Excluded Assets at Sellers' reasonable expense. During the foregoing sixty (60) day period, Buyers shall, at Sellers' request and reasonable expense, provide assistance of appropriate employees as necessary to disconnect and remove any such Excluded Assets from the Facility; provided, however, that such disconnection and removal shall be performed at a time so as to not unreasonably interfere with the operation by Buyers of their respective businesses.

               (b) Change of Registered Address. Promptly after the Closing, Sellers shall take all actions which may be necessary or appropriate to change the registered address of Mexican Seller.

          6.3 Conduct of the Business; Etc. From and after the date hereof and until the earlier of the Closing and the date, if any, on which this Agreement is terminated pursuant to Section 9.1 hereof (the "Termination Date"), and except (x) with the prior written consent of U.S. Buyer (which consent shall not be unreasonably withheld or delayed) and (y) as may be contemplated or permitted by this Agreement, Sellers shall:

               (a) except as set forth on Schedule 6.3(a), use reasonable efforts to preserve intact the Business and the Business' relationships with those persons having material business dealings with the Business;

               (b) not permit Mexican Seller to engage in any material line of business other than the lead-acid battery business and activities reasonably related thereto;

               (c) not acquire any material properties or assets that would be Purchased Assets or sell, assign, license, transfer, convey, lease or otherwise dispose of any of the Purchased Assets (except pursuant to existing contracts to the extent identified on Schedule 6.3(c), for fair consideration in the ordinary course of business or for the purpose of disposing of obsolete or worthless assets);

               (d) not create any Lien (other than Permitted Liens) on the Purchased Assets, other than in the ordinary course of business;

               (e) not enter into any transaction which would cause any representation or warranty contained in this Agreement to be untrue in any material respect, or which would result in the breach in any material respect of any covenant contained in this Agreement such that the closing condition set forth in Section 7.2 could not be satisfied;

               (f) not amend or terminate, or waive any rights under any Purchased Contract;

               (g) promptly give written notice to Buyers of any actions, claims, proceedings or investigations threatened or commenced against either Seller which would adversely affect the transactions contemplated by this Agreement or against the Business;

               (h) not enter into any new leases of real property or new material agreements or material modifications of existing arrangements affecting the Facility;

               (i) use commercially reasonable efforts to complete the Remedial Actions contained in the Remediation Plan that are required to be completed prior to Closing to Buyers' reasonable satisfaction

               (j) give prompt written notice to Buyers of any condition or circumstance of which Sellers become aware which would cause any of Sellers' representations and warranties which are contained in this document or in any Ancillary Agreement to be untrue at the Closing in any material respect; and

               (k) not authorize, or commit or agree to take, any of the foregoing actions.

          6.4 Reasonable Best Efforts; Further Assurances.

               (a) Subject to the terms and conditions of this Agreement and applicable Law, each of the parties shall act in good faith and use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement and the Ancillary Agreements as soon as reasonably practicable. Without limiting the foregoing and subject to Section 2.5, the parties shall, and shall cause their respective Affiliates to

          (i) obtain all Permits or other permissions or actions by, and give all necessary notices to, and make all filings with and applications and submissions to, any Governmental Entity or other Person required for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements as promptly as reasonably practicable; (ii) provide all such information concerning such party and its officers, directors, employees, partners and Affiliates as may be necessary or reasonably requested in connection with the foregoing;
          (iii) avoid the entry of, or have vacated or terminated, any Order that would restrain, prevent, or delay the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, including but not limited to defending through litigation on the merits any claim asserted in any court by any Person; and (iv) take any and all reasonable steps necessary to avoid or eliminate every impediment under any antitrust, competition, foreign investment or trade regulation law that is asserted by any Governmental Entity with respect to the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements so as to enable the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements to occur as expeditiously as possible. If reasonably practicable, prior to making any application to or filing with a Governmental Entity or other Person in connection with this Agreement or any Ancillary Agreement, each party shall provide the other party with drafts thereof and afford the other party a reasonable opportunity under the circumstances to comment on such drafts.

               (b) Without limiting the foregoing, Mexican Buyer shall take all actions necessary to obtain a Maquiladora Program Authorization from the Mexican Ministry of Economy and such other Permits or other permissions of any Mexican Governmental Entity necessary to allow Mexican Buyer to operate as a Maquiladora and to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

               (c) Buyers and Sellers shall each keep each other reasonably apprised of the status of material matters relating to the completion of the transactions contemplated by this Agreement and the Ancillary Agreements, including promptly furnishing the others with copies of notices or other material communications received by a Buyer or a Seller, as the case may be, or by any of their respective Affiliates, from any third party and/or any Governmental Entity with respect to the transactions contemplated by this Agreement and the Ancillary Agreements.

          6.5 Public Announcements. No party hereto shall, nor shall they permit any of their respective Affiliates to, make any public announcement in respect of this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby without the prior written consent of the other parties hereto (which consent shall not be unreasonably withheld or delayed), unless, in the sole judgment of a Buyer or a Seller, disclosure is otherwise required by applicable Law or by the applicable rules of any stock exchange, provided, however, that the party intending to make such release shall use its best efforts consistent with such applicable Law to consult with the other parties with respect to the text thereof.

          6.6 Certain Tax Matters.

               (a) Buyers and Sellers agree to furnish or cause to be furnished to each other, and each at their own expense, as promptly as practicable,  such information (including access to books and records)
         and assistance,  including making employees  reasonably available on a mutually  convenient  basis  to  provide  additional  information  and explanations of any material provided,  as is reasonably necessary for
          (i) the filing of any Tax Returns, for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any adjustment or proposed adjustment with respect to Taxes, and (ii) pertaining to employees of Mexican Seller. Buyers shall retain in its possession and shall provide Sellers reasonable access to (including the right to make copies of), such supporting books and records and any other materials that Sellers may specify with respect to matters relating to Taxes for any taxable period ending on or prior to the Closing Date until the relevant statute of limitations has expired. After such time, Buyers may dispose of such material; provided, that prior to such disposition Buyers shall give Sellers a reasonable opportunity to take possession of such materials.

               (b) Except as set forth on Schedule 6.6(b), U.S. Seller has not submitted to the United States Internal Revenue Service any documentation that describes a methodology for determining transfer pricing for (i) transfers of property by Mexican Seller to an Affiliate thereof or by U.S. Seller or any Affiliate thereof to Mexican Seller and (ii) any other types of transactions between Mexican Seller, on the one hand, and U.S. Seller or any Affiliate thereof (other than Mexican Seller) on the other hand. U.S. Seller and other Matsushita Affiliates in the United States have been parties to an advance pricing agreement that is applicable to the transfer pricing for all of the transactions, in the aggregate and on a combined basis, between Matsushita Affiliates outside of the United States and Matsushita Affiliates in the United States, and U.S. Seller, in reliance on such advance pricing agreement, has not prepared the documentation that is described in section 1.6662-6(d)(2)(iii)(B) and (C) for submission to the US Internal Revenue Service.

               (c) Buyers shall be responsible for (and shall indemnify and hold harmless Sellers against) any Transfer Taxes applicable to the Purchased Assets and for all other applicable value added taxes, transfer or similar fees or taxes or governmental charges (including real property transfer gains taxes, real estate, title recording or filing fees and other amounts payable in respect of transfer filings) in connection with the transactions contemplated by this Agreement (other than Taxes measured by or with respect to income imposed on Sellers or their Affiliates).

          6.7 Employees. Sellers shall terminate the employment, in accordance with applicable Law, of any individual employed by either Seller at the Facility as of the day immediately preceding the Closing Date or such earlier date as may be agreed among the parties. Sellers shall be responsible for the severance payments arising from the termination of any employee of either Seller who has been employed at the Facility.

          6.8 Ancillary Agreements. At the Closing, each Buyer and each Seller, to the extent that it is a party thereto, shall enter into, execute and deliver each of the Ancillary Agreements (other than the Technical License Agreement and the Technical Services Agreement, which were executed on the date hereof).

          6.9 Use of Name. Neither Buyers, nor any of their respective Affiliates, shall have any right, title or interest in the names
     "Panasonic" or "Matsushita" (or any variations thereof) or any other trademarks, trade names, logo or symbols of Sellers and their Affiliates.

     Buyers agree that it shall (i) as soon as reasonably practicable following the Closing (and in any event, within sixty (60) days thereafter), cease to make any use of the name "Panasonic" or "Matsushita" or any service marks, trademarks, trade names, identifying symbols, logos, emblems, signs or insignia related thereto or containing or comprising the foregoing, including any name or mark confusingly similar thereto (collectively, the "Seller Marks"), and (ii) immediately after the Closing, cease to hold itself out as having any affiliation with Sellers or any of their Affiliates. In furtherance thereof, as promptly as practicable but in no event later than ninety (90) days following the Closing Date, Buyers shall remove, strike over or otherwise obliterate all Seller Marks from any properties, assets, molds, Mexican Equipment or U.S. Equipment of the Business and all other materials including, without limitation, any vehicles, business cards, stationery, packaging materials, displays, signs, promotional materials, internal manuals not intended for third party distribution, forms and computer software.

          6.10 Contacts with Suppliers, Employees and Customers. Notwithstanding anything to the contrary contained herein, prior to the Closing, without three (3) days prior written notice to, and the prior written consent of, Sellers, which may be withheld for any reason, Buyers shall not contact any suppliers to, or customers of, the Business (provided that Buyers shall not be restricted from their normal and customary contacts with any suppliers or customers with whom Buyers have current relationships, if with respect to such relationships).

          6.11 Confidentiality. . The parties acknowledge that the information provided to them in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby are subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. The parties shall not, and shall cause their respective Affiliates and their respective officers, directors, employees, consultants and advisors not to, make any public disclosure of any kind of the transactions contemplated hereby or of any confidential and proprietary information obtained in connection therewith (whether via the due diligence process or otherwise) without the other parties' prior written consent; provided, that such disclosure may be made without such consent (i) to consultants, advisors and Affiliates of a party as necessary in connection with effecting the transactions contemplated hereby, but only to the extent such consultant, advisor or Affiliate has been advised of the confidential nature of the information, or (ii) as required by Law; and provided, further, that until the Closing, Buyers and Sellers also may agree to issue one or more press releases regarding the existence and general nature of the transactions contemplated hereby, the text of which must be mutually agreed upon in writing, in all cases in accordance with
     Section 6.5 hereof.

          6.12 U.S. Buyer Guarantee. U.S. Buyer hereby unconditionally, irrevocably and absolutely guarantees to Sellers the due and punctual performance and discharge of all of Mexican Buyer's obligations under this Agreement existing on the date hereof or hereafter of any kind or nature whatsoever, including, without limitation, the due and punctual payment of the Mexican Purchase Price and any other amount as and when the same may become due and payable pursuant to this Agreement (collectively, the "Mexican Buyer Obligations"). Sellers may, at their option, proceed against U.S. Buyer for the performance of any such Mexican Buyer Obligations, or for damages for default in the performance thereof, without first proceeding against Mexican Buyer or against any of its properties. The guarantee under this Section 6.12 is a guarantee of timely payment and performance of the Mexican Buyer Obligations and not merely of collection. In connection with this Section 6.12, U.S. Buyer unconditionally waives:
     (i) any right to receive demands, protests, or other notices of any kind or character whatsoever, as the same may pertain to Mexican Buyer, (ii) any defense based upon an election of remedies by Sellers, (iii) any duty of Sellers to advise U.S. Buyer of any information known to Sellers regarding Mexican Buyer or its ability to perform under this Agreement, and (iv) all suretyship and other defenses of every kind and nature; provided, however, that U.S. Buyer reserves the right to assert defenses which Mexican Buyer may have to the payment of the Mexican Buyer Obligations, other than defenses arising from the bankruptcy or insolvency of Mexican Buyer.

          6.13 U.S. Seller Guarantee. U.S. Seller hereby unconditionally, irrevocably and absolutely guarantees to Buyers the due and punctual performance and discharge of all of Mexican Seller's obligations under this Agreement existing on the date hereof or hereafter of any kind or nature whatsoever, including, without limitation, the due and punctual payment of any amount as and when the same may become due and payable pursuant to this Agreement (collectively, the "Mexican Seller Obligations"). Buyers may, at their option, proceed against U.S. Seller for the performance of any such Mexican Seller Obligations, or for damages for default in the performance thereof, without first proceeding against Mexican Seller or against any of its properties. The guarantee under this Section 6.13 is a guarantee of timely payment and performance of Mexican Seller Obligations and not merely of collection. In connection with this Section 6.13, U.S. Seller unconditionally waives (i) any right to receive demands, protests or other notices of any kind or character whatsoever, as the same may pertain to Mexican Seller, (ii) any defense based upon an election of remedies by Buyers, (iii) any duty of Buyers to advise U.S. Seller of any information known to Buyers regarding Mexican Seller or its ability to perform under this Agreement, and (iv) all suretyship and other defenses of every kind and nature; provided, however, that U.S. Seller reserves the right to assert defenses which Mexican Seller may have to the payment of the Mexican Seller Obligations, other than defenses arising from the bankruptcy or insolvency of Mexican Seller.

          6.14 Remediation Plan. Sellers shall complete the Remediation Plan at Sellers' sole expense and to the mutual satisfaction of Buyers and Sellers. Following completion of the work prescribed under the Remediation Plan, the parties agree that the Facility shall be re-tested at Sellers' sole expense by the environmental consultant whose identity is included in the Remediation Plan, who shall certify that Remedial Actions set forth in the Remediation Plan have been completed in accordance with the Remediation Plan (the "Environmental Certification"). If such environmental consultant determines that further Remedial Action is required to complete the work prescribed under the Remediation Plan, Sellers, at their sole expense, shall complete such work to the reasonable satisfaction of Buyers and Sellers. From and after the Closing, Buyers agree that Sellers and their agents and representatives shall have access to enter upon the Facility for the purpose of performing the Remedial Action and carrying out their rights and obligations under this Section 6.14, provided that such access is under reasonable terms and conditions so as to not interfere with normal business operations.

          6.15 Proration of Taxes and Certain Charges; Deposits.

               (a) All real property Taxes, personal property Taxes or similar ad valorem obligations levied with respect to the Purchased Assets for any taxable period that includes the day before the Closing Date and ends after the Closing Date, whether imposed or assessed before or after the Closing Date, shall be prorated between Sellers and Buyers as of 12:01 A.M. (eastern time) on the Closing Date. To the extent that the proportionate amount of such Taxes paid (or, in the event a refund of any portion of such Taxes previously paid is received, such refund) can be calculated or estimated on or before the Closing Date, the party entitled thereto shall send a written notice of such calculation or estimation to the other party at least three (3)
          Business Days prior to the Closing Date, and such amounts shall be paid to the other party at Closing. Calculations of any other prorations shall be made as soon as possible, but in no event later than sixty (60) days after Closing (unless the invoice for such Taxes or obligations is received later than fifty-three (53) days after Closing, in which event no later than five (5) Business Days after receipt), and any remaining adjustment obligations shall be paid promptly upon demand.

               (b) All municipal, utility or authority charges for water, sewer, electric or gas charges, garbage or waste removal for any period in which the Closing Date occurs shall be apportioned as of the Closing Date and each party shall pay its proportionate share promptly upon the receipt of any bill, statement or other charge with respect thereto. If such charges or rates are assessed either based upon time or for a specified period, such charges or rates shall be prorated as of 12:01 A.M. (eastern time) on the Closing Date. If such charges or rates are assessed based upon usage of utility or similar services, such charges shall be prorated based upon meter readings taken on the Closing Date. To the extent that the proportionate amount of such charges paid (or in the event a refund of any portion of such charges previously paid is received, such refund) can be calculated or estimated on or before the Closing Date, the party entitled thereto shall send a written notice of such calculation or estimation to the other party at least three (3) Business Days prior to the Closing Date, and such amounts shall be paid to the other party at Closing. Calculations of any other prorations shall be made as soon as possible, but in no event later than sixty (60) days after Closing (unless the invoice for such charges or rates is received later than fifty-three (53) days after Closing, in which event no later than five

          (5) Business Days after receipt), and any remaining adjustment obligations shall be paid promptly upon demand.

               (c) A list of all utility deposits and other deposits of a similar nature (collectively, the "Utility Deposits") of Mexican Seller in respect of the Business shall be provided by Mexican Seller to Mexican Buyer at least three (3) Business Days prior to the Closing Date (the "Deposit Certificate"). Mexican Seller will assign to Mexican Buyer all Utility Deposits listed on the Deposit Certificate which are assignable, and Mexican Buyer shall pay to Mexican Seller the aggregate amount of Utility Deposits set forth on the Deposit Certificate at Closing.

          6.16 Supplementation and Amendment of Schedules. From time to time prior to the Closing (but in no event within three (3) Business Days prior to the Closing), Sellers shall have the right to supplement or amend the Schedules with respect to any matter hereafter arising or discovered after the delivery of the Schedules pursuant to this Agreement that, if existing or known at, or occurring prior to, the date of this Agreement, would have been required to be set forth or described on such Schedules. No such supplement or amendment shall have any effect on the satisfaction of the condition to closing set forth in Section 7.1 (such condition shall apply without regard to any such supplement or amendment); provided, however, if the Closing shall occur, then Buyers shall be deemed to have waived any right or claim pursuant to the terms of this Agreement or otherwise, including pursuant to Article X hereof, with respect to any and all matters disclosed pursuant to any such supplement or amendment at or prior to the Closing.

                                  Article VII

                  CONDITIONS TO OBLIGATIONS OF BUYERS TO CLOSE

               The obligations of Buyers to consummate the transactions under this Agreement are subject to the satisfaction of the following conditions at or prior to the Closing Date, any one or more of which may be waived by Buyers in their sole discretion to the extent permitted by applicable Law:

          7.1 Representations and Warranties. The representations and warranties of Sellers set forth in this Agreement shall be true and correct at and as of the Closing Date, except to the extent that such representations and warranties relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date); provided, however, that in the event of a breach of a representation or warranty the condition set forth in this Section 7.1 shall be deemed satisfied unless the effect of all such breaches of representations and warranties taken together result in a Material Adverse Effect, and U.S. Buyer shall have received a certificate, in form and substance reasonably satisfactory to U.S. Buyer, signed by an authorized officer of U.S. Seller, dated the Closing Date, to the foregoing effect; and, provided further, however, that any such breach shall not be deemed waived for purposes of asserting a claim for Losses under Section 10.2.

          7.2 Compliance with Covenants. Each Seller shall have performed in all material respects all obligations, covenants and agreements required to be performed by such Seller under this Agreement at or prior to the Closing Date, and U.S. Buyer shall have received a certificate signed by an authorized officer of U.S. Seller, dated the Closing Date, to the foregoing effect.

          7.3 Consent and Approvals. All filings with, or approvals of, any Governmental Entity necessary to permit consummation of the transactions contemplated hereby and listed on Schedule 7.3 hereto shall have been made or obtained, and no injunction prohibiting the consummation of the transactions contemplated hereby shall have been issued by any Governmental Entity of competent jurisdiction and be in force.

          7.4 Opinions of Counsel. There shall have been delivered to Buyers the opinion of Obregon, Quintana y Fernandez Del Valle, S.C., counsel for Mexican Seller, in the form attached as Exhibit C-1, and the opinion of Weil, Gotshal & Manges LLP, counsel for U.S. Seller, in the form attached as Exhibit C-2.

          7.5 Further Assurances. Sellers shall have furnished to Buyers all such other certificates and documents as Buyers may reasonably request in order to evidence performance by Sellers of their obligations under this Agreement and the Ancillary Agreements or as may be necessary to carry out the purposes of this Agreement and the Ancillary Agreements.

                                  Article VIII

                  CONDITIONS TO OBLIGATIONS OF SELLERS TO CLOSE

               The obligations of Sellers to consummate the transactions under this Agreement are subject to the satisfaction of the following conditions at or prior to the Closing Date, any one or more of which may be waived by Sellers in their sole discretion to the extent permitted by applicable law:

          8.1 Representations and Warranties. The representations and warranties of Buyers set forth in this Agreement shall be true and correct at and as of the Closing, except to the extent that such representations and warranties relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date); provided, however, that in the event of a breach of a representation or warranty the condition set forth in this Section 8.1 shall be deemed satisfied unless the effect of all such breaches of representations and warranties taken together result in a Buyer Material Adverse Effect, and U.S. Seller shall have received a certificate, in form and substance reasonably satisfactory to U.S. Seller, signed by an authorized officer of U.S. Buyer, dated the Closing Date, to the foregoing effect; and, provided further, however, that any such breach shall not be deemed waived for purposes of asserting a claim for Losses under Section 10.2.

          8.2 Compliance with Covenants. Each Buyer shall have performed in all material respects all obligations, covenants and agreements required to be performed by such Buyer under this Agreement at or prior to the Closing Date, and U.S. Seller shall have received a certificate signed by an authorized officer of U.S. Buyer, dated the Closing Date, to the foregoing effect.

          8.3 Consents and Approvals. All filings with, or approvals of, any Governmental Entity necessary to permit consummation of the transactions contemplated hereby and listed on Schedule 8.3 hereto shall have been made or obtained, and no injunction prohibiting the consummation of the transactions contemplated hereby shall have been issued by any Governmental Entity of competent jurisdiction and be in force.

          8.4 Opinions of Counsel. There shall have been delivered to Sellers the opinion of Ernesto Verlarde-Danache, Inc., counsel for Mexican Buyer, in the form attached as Exhibit D-1, and the opinion of Warshaw Burstein Cohen Schlesinger & Kuh, LLP, Counsel for U.S. Buyer, in the form attached as Exhibit D-2.

          8.5 Further Assurances. Buyers shall have furnished to Sellers all such other certificates and documents as Sellers may reasonably request in order to evidence performance by Buyers of their obligations under this Agreement and the Ancillary Agreements or as may be necessary to carry out the purposes of this Agreement and the Ancillary Agreements.

                                   Article IX

                                   TERMINATION

          9.1 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing Date as follows:

               (a) by mutual written agreement of the parties hereto;

               (b) by U.S. Buyer upon a breach of any representation or warranty of Sellers or any covenant or agreement of Sellers set forth in this Agreement such that the conditions set forth in Article VII hereof would be incapable of being satisfied; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b) shall only be available to U.S. Buyer after Sellers have received written notice of such breach and a reasonable opportunity (of not less than twenty (20) Business Days) to cure the same;

               (c) by U.S. Seller upon a breach of any representation or warranty of Buyers or any covenant or agreement of Buyers set forth in this Agreement such that the conditions set forth in Article VIII hereof would be incapable of being satisfied; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(c) shall only be available to U.S. Seller after Buyers have received written notice of such breach and a reasonable opportunity (of not less than 20 Business Days) to cure the same;

               (d) by U.S. Buyer or U.S. Seller, at any time after October 31, 2003, if the Closing has not occurred on or before October 31, 2003 for any reason; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(d) shall not be available to U.S. Buyer, in the case of a breach of this Agreement by Buyers, or to U.S. Seller, in the case of a breach of this Agreement by Sellers, where such breach has been the cause of, or resulted in, the failure of the Closing to occur by such date; or

               (e) by U.S. Buyer or U.S. Seller, if any court of competent jurisdiction or other Governmental Entity of competent jurisdiction having valid enforcement authority has issued a final and non-appealable Order permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement.

          9.2 Effect of Termination. In the event that this Agreement is validly terminated pursuant to the provisions of this Article IX, except as set forth below, this Agreement shall forthwith become wholly void and of no force and effect and there shall be no liability or obligation on the part of the parties hereto (or any of their respective officers, directors, employees, agents or Affiliates), except that the provisions of this
     Section 9.2, the provisions of Section 6.5, Section 6.11 and Article XI hereof and the Confidentiality Agreement shall continue to apply following any such termination, and nothing contained herein shall relieve any party hereto from liability for any willful breach of its covenants or agreements contained in this Agreement prior to such termination.

                                   Article X

                                 INDEMNIFICATION

          10.1 Survival of Representations and Covenants. The representations and warranties contained in Articles IV and V of this Agreement shall survive the Closing until the twenty-four (24) month anniversary of the Closing Date, and the agreements and covenants contained in this Agreement (other than Sections 10.5 and 10.7) shall survive the Closing through and including the twenty-four (24) month anniversary of the Closing Date or in accordance with their terms, if any (in each case, the "Survival Period"); provided, however, that any obligations to indemnify and hold harmless shall not terminate with respect to any Losses (as defined below) as to which the Person to be indemnified shall have given notice (stating in reasonable detail, to the extent known, the basis of the claim for indemnification) to the indemnifying party in accordance with Section 10.3 before the termination of the applicable Survival Period.

          10.2 Indemnification. (a) Sellers' Agreement to Indemnify. Subject to the provisions of Section 6.12 and this Article X, Sellers hereby agree, jointly and severally, to defend, indemnify and hold Buyers and their respective directors, officers, employees, Affiliates, successors and permitted assigns (collectively, the "Buyer Indemnified Parties") harmless from and against:

               (i) any and all losses, liabilities, obligations, damages, costs and expenses (collectively, "Losses") based upon, attributable to or resulting from the failure of any representation or warranty of Sellers set forth in this Agreement, or in any document, instrument, certificate or affidavit to be delivered by Sellers at, in connection with, or as a condition to the Closing, to be true and correct at the Closing Date (other than for Losses arising from (A) Environmental Liabilities, which is the subject of Section 10.5 below, (B) the Varela Land Claim, which is the subject of Section 10.7 below, and (C) a breach of Sections 4.4(a) (title to the Purchased Assets) and 4.5(a) (title to the Facility), which is the subject of Section 10.8 below);

               (ii) any and all Losses based upon, or arising directly from any breach of any covenant or other agreement on the part of Sellers under this Agreement, or in any document, instrument, certificate or affidavit to be delivered by Sellers at or in connection with, or as a condition to the Closing, (other than for Losses arising from (A) Environmental Liabilities, which is the subject of Section 10.5 below, and (B) the Varela Land Claim, which is the subject of Section 10.7 below);

               (iii) any and all notices, actions, suits, proceedings, claims, demands, assessments, judgments, costs, penalties and reasonably incurred expenses, including attorneys' and other professionals' fees and disbursements (collectively, "Expenses") incident to any and all Losses with respect to which indemnification is provided under this
          Section 10.2(a).

          (b) Buyers' Agreement to Indemnify.  Subject to the provisions of this
     Article X, Buyers  hereby agree to defend,  indemnify  and hold Sellers and their respective directors, officers, employees, Affiliates, agents, successors and permitted assigns (collectively, the "Seller Indemnified Parties") harmless from and against:

               (i) any and all Losses based upon, attributable to or resulting from the failure of any representation or warranty of Buyers set forth in this Agreement, or in any document, instrument, certificate or affidavit to be delivered by Buyers at, in connection with, or as a condition to the Closing, to be true and correct at the Closing Date;

               (ii) any and all Losses based upon, or arising directly from any breach of any covenant or other agreement on the part of Buyers under this Agreement, or in any document, instrument, certificate or affidavit to be delivered by Buyers at, in connection with, or as a condition to the Closing;

               (iii) any and all Losses arising out of, based upon or relating to any Purchased Asset or Buyers' operation of the Business, in each case after the Closing Date; and

               (iv) any and all Expenses incident to any and all Losses with respect to which indemnification is provided under this Section 10.2(b).

          10.3 Indemnification Procedures. (a) If any of the Persons to be indemnified under this Article X has suffered or incurred any Loss (regardless of any limitations provided in Section 10.4), the indemnified party shall so notify the party from whom indemnification is sought promptly in writing describing such Loss, the amount or estimated amount thereof, if known or reasonably capable of estimation, and the method of computation of such Loss, all with reasonable particularity, to the extent then known, and containing a reference to the provisions of this Agreement in respect of which such Loss shall have occurred. If any action at Law or suit in equity is instituted by or against a third party with respect to which the indemnified party intends to claim any Loss under this Article X, the indemnified party shall promptly notify the indemnifying party of such action or suit and tender to the indemnifying party the defense of such action or suit. A failure by the indemnified party to give notice and to tender the defense of the action or suit in a timely manner pursuant to this Section 10.3 shall not limit the obligations of the indemnifying party under this Article X, except (i) to the extent such indemnifying party is prejudiced thereby, (ii) to the extent expenses are incurred during the period in which notice was not provided and (iii) as provided by Section 10.1.

          (b) If any claim, demand or Liability is asserted by any third party against any Person entitled to indemnification hereunder, the indemnifying party shall be entitled to assume control of the defense of any actions or proceedings brought against the indemnified party in respect of matters embraced by the indemnity and thereafter shall not be liable for the expenses of the indemnified party. If the indemnifying party fails to assume the defense of any such matter within thirty (30) days after request by the indemnified party to assume such defense or does not thereafter reasonably diligently prosecute such defense, the indemnified party may assume control of the defense of the claim. In all cases, the party without the right to control the defense of the indemnifiable claim may participate in the defense at its own expense. Notwithstanding anything in this Section
     10.3 to the contrary, neither the indemnifying party nor the indemnified party shall, without the written consent of the other party, which consent shall not be unreasonably withheld, settle or compromise any indemnifiable claim or permit a default or consent to entry of any judgment unless the claimant and such party provide to such other party an unqualified release from all liability in respect of the indemnifiable claim. Notwithstanding the foregoing, if a settlement offer solely for money damages is made by the applicable third party claimant, and the indemnifying party notifies the indemnified party in writing of the indemnifying party's willingness to accept the settlement offer and, subject to any applicable limitations in Sections 10.4, 10.5 and 10.6, pay the amount called for by such offer, and the indemnified party declines to accept such offer, the indemnified party may continue to contest such indemnifiable claim, free of any participation by the indemnifying party, and the amount of any ultimate liability with respect to such indemnifiable claim that the indemnifying party has an obligation to pay hereunder shall be limited to the lesser of (i) the amount of the settlement offer that the indemnified party declined to accept plus the Losses of the indemnified party relating to such indemnifiable claim through the date of its rejection of the settlement offer or (ii) the aggregate Losses of the indemnified party with respect to such indemnifiable claim. If the indemnifying party makes any payment on any indemnifiable claim, the indemnifying party shall be subrogated, to the extent of such payment, to all rights and remedies of the indemnified party to any insurance benefits or other claims of the indemnified party with respect to such indemnifiable claim.

          10.4 Certain Limitations on Indemnification. (a) Notwithstanding the provisions of this Article X, neither of Sellers nor Buyers shall have any indemnification obligations for Losses under Section 10.2(a) (the Sellers' general indemnification provision) or Section 10.2(b) (the Buyers' general indemnification provision), unless the aggregate amount of all such Losses exceeds $100,000 (the "Basket"), provided that once the Basket has been exceeded, the indemnifying party shall be liable to the indemnified party for the full amount of such Losses, including the Basket, and provided further that any amounts to be indemnified by Sellers under Sections 10.5(a) and 10.8 hereunder shall be applied towards the Basket for purposes of determining whether the Basket has been exceeded.

               (b) Subject to the next  succeeding  sentence,  in no event shall the aggregate indemnification to be paid by either Sellers or Buyers for Losses under Sections 10.2(a) and Section 10.2(b) exceed $4,550,000 (the "General Indemnification Cap"); provided, however, that the General Indemnification Cap shall not apply with respect to
          (i) Liabilities arising from a breach of Sections 4.4(a) and 4.5(a), which is the subject matter of Section 10.8 below, (ii) Environmental Liabilities, which is the subject matter of Section 10.5 below, and
          (iii) the Varela Land Claim, which is the subject of Section 10.7 below. Notwithstanding anything to the contrary contained in this Agreement, the aggregate indemnification to be paid by Sellers under Sections 10.2(a), 10.5(a) and 10.8 of this Agreement shall in no event collectively exceed $4,550,000.

               (c) No representation or warranty of Sellers contained herein shall be deemed untrue or incorrect, and Sellers shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event of which (i) its applicability is reasonably apparent in response to another representation or warranty contained in this Agreement or (ii) Buyers are aware as of the Closing Date.

               (d) Each Buyer acknowledges and agrees that Sellers shall not have any Liability under any provision of this Agreement for any Loss to the extent that such Loss relates to action taken by Buyers or any other Person (other than Sellers in breach of this Agreement) after the Closing Date. Each Buyer shall take, and shall cause its Affiliates to take, all reasonable steps to mitigate any Loss upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto, including incurring costs (which shall be deemed to be a Loss) only to the extent reasonably necessary to remedy the breach which gives rise to the Loss.

          10.5 Environmental Indemnification.

               (a) On-Site Indemnification. For a period of eighteen (18) months following the receipt by the parties of the Environmental Certification, Sellers agree, jointly and severally, to defend, indemnify and hold harmless the Buyer Indemnified Parties from and against any Environmental Liability that is unknown to Buyers on the date of this Agreement and relates to any contamination remaining at the Facility after the Environmental Certification has been issued that Buyers reasonably demonstrate results from or arises out of a Release of Hazardous Substances at the Facility prior to the Closing Date (collectively, the "On-Site Environmental Liabilities"). Notwithstanding anything to the contrary contained herein, (A) Sellers shall have no liability for any On-Site Environmental Liability unless the aggregate amount of all such Losses exceeds the Basket, provided that once the Basket has been exceeded, Sellers shall be liable to Buyers for the full amount of such Losses, including the Basket, and provided further that any amounts to be indemnified by Sellers under Sections 10.2(a) and 10.8 hereunder shall be added to amounts indemnified under this Section 10.5(a) for purposes of determining whether the Basket has been exceeded; and (B) the aggregate indemnification to be paid by Sellers to Buyers for any On-Site Environmental Liabilities shall in no event exceed $2,051,000.

               (b) Off-Site Indemnification. For a period of seven (7) years following the Closing Date, Sellers shall defend, indemnify and hold harmless the Buyer Indemnified Parties from and against any Environmental Liabilities arising out of any off-site migration of Hazardous Substances that results from any disposal or Release of such Hazardous Substances originating from the Facility (the "Off-Site Environmental Liabilities") prior to the Closing Date. Notwithstanding the foregoing, Sellers shall have no indemnification obligation with respect to Off-Site Environmental Liabilities to the extent that Buyers' actions or inactions are the cause of such off-site migration, and Buyers agree to defend, indemnify and hold harmless the Seller Indemnified Parties from and against any Off-Site Environmental Liabilities arising out of Buyers' actions or inactions relating to any such Off-Site Environmental Liabilities. With respect to Off-Site Environmental Liabilities, Buyers and Sellers agree that where a Governmental Entity of competent jurisdiction has determined that Off-Site Environmental Liabilities were caused by acts or omissions which occurred both before and after the Closing Date, responsibility between Buyers and Sellers shall be allocated between the two parties based upon the relative contribution of acts or omissions during each period to the injury or harm as determined by such Governmental Entity; provided, that each party shall bear their own costs and expenses (including attorney's fees) incurred as a result of any such claim. Where a court of competent jurisdiction has determined that Environmental Liabilities were caused by acts or omissions of solely one party, such party shall bear responsibility for all costs and expenses incurred as a result of such claim.

          10.6 Certain Limitations on Environmental Indemnification. Notwithstanding anything contained in this Agreement, Sellers shall have no obligation to indemnify, defend and hold harmless Buyers from and against Environmental Liabilities to the extent that the Environmental Liabilities:

               (a) results from a condition that either Buyer has actual knowledge of as of the date of this Agreement, other than Remedial Actions specifically set forth in the Remediation Plan; or

               (b) (i) results from, or (ii) with respect to clause (y) below only, would not have arisen but for: (x) Buyers or any Buyer Indemnified Party undertaking any drilling (excluding Environmental Liabilities discovered during any excavation conducted by Buyers in the ordinary course of operating the Facility but only to the extent that such excavated soil, based on visual inspection or smell, appears to look or smell unusual) or sampling of soil or groundwater other than (1) as affirmatively required by an Order of a Governmental Entity with jurisdiction over the Facility and the environment or (2) as agreed to in writing by Sellers in their sole discretion; or (y) any change in the use of the real property to non-industrial purposes.

          10.7 Varela Land Claim Indemnification. Sellers hereby agree to defend, indemnify and hold harmless the Buyer Indemnified Parties from and against any and all Liabilities arising out of or relating to the claim filed by Mr. Juan Jose Varela against Jarachina del Sur, S.A. de C.V. (Jarachina), Edificadora Jarachina, S.A. de C.V., Mexican Seller and Copeland Compresores Termicos, S.A. de C.V, as more fully described on
     Schedule 4.7 (the "Varela Land Claim"), including any claims brought by Mr. Varela which are contemplated by Resolution Three of that certain decision, dated March 28, 2003, of Carlos Alejandro Corona Gracia, First Judge of First Instance in Civil Matters of the Fifth Judicial District in the State of Tamaulipas related to the Varela Land Claim. Sellers shall have exclusive control of the defense of such claim and all negotiations relating thereto, and Buyers shall assist Sellers in all necessary respects in defense of such claim, including providing Sellers reasonable and timely access to any documents, employees, or the like required for the defense of such claims.

          10.8 Indemnification for Breach of Title Representations. Sellers hereby agree to defend, indemnify and hold harmless the Buyer Indemnified Parties from and against any and all Liabilities arising out of or relating to the failure of the representations of Sellers relating to title of the Purchased Assets set forth in Sections 4.4(a) and 4.5(a) of this Agreement to be true and correct at the Closing Date. Notwithstanding anything to the contrary contained herein, (A) Sellers shall have no liability for any Losses under this Section 10.8 unless the aggregate amount of all such Losses exceeds the Basket, provided that once the Basket has been exceeded, Sellers shall be liable to Buyers for the full amount of such Losses, including the Basket, and provided further that any amounts to be indemnified by Sellers under Sections 10.2(a) and 10.5(a) hereunder shall be added to the amounts indemnified under this Section 10.8 for purposes of determining whether the Basket has been exceeded; and (B) the aggregate indemnification to be paid by Sellers to Buyers under this Section 10.8 shall in no event exceed $4,550,000.

          10.9 Calculation of Losses. (a) The amount of any Losses for which indemnification is provided under this Article X shall be net of any amounts actually recovered or recoverable by the indemnified party under insurance policies (provided that any increased insurance premium resulting from payment of such amounts shall be deemed to be Losses) or otherwise with respect to such Losses (net of any Tax or expenses incurred in connection with such recovery).

               (b) If the amount of any Loss for which indemnification is provided under this Article X gives rise to a currently realizable Tax Benefit (as defined below) to the Indemnified Party making the claim, then the indemnity claim shall be (i) increased to take account of any net Tax cost incurred by the indemnified party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net Tax Benefit realized by the indemnified party arising from the incurrence or payment of any such Loss. To the extent such indemnity claim does not give rise to a currently realizable Tax Benefit, if the amount with respect to which any indemnity claim is made gives rise to a subsequently realized Tax Benefit to the indemnified party that made the claim, such indemnified party shall refund to the indemnifying party the amount of such Tax Benefit (with and including any gross-up payment made pursuant to this Section 10.9 with respect to such Tax Benefit) when, as and if realized (it being understood that such indemnified party shall use its reasonable efforts to realize such Tax Benefit). For purposes of this Section 10.9, a "Tax Benefit" means an amount by which the Tax liability of the party (or group of corporations including the party) is actually reduced (including by deduction, reduction of income by virtue of increased tax basis or otherwise, entitlement to refund, credit or otherwise) plus any related interest received from the relevant taxing authority. In computing the amount of any such Tax cost or Tax Benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Loss. For purposes of this Section 10.9, a Tax Benefit is "currently realizable" to the extent that such Tax Benefit can be realized in the current taxable period or year or in any tax return with respect thereto (including through a carryback to a prior taxable period) or in any taxable period or year prior to the date of the indemnity claim. The amount of any increase, reduction or payment hereunder shall be adjusted to reflect any final determination (which shall include the execution of Form 870-AD or successor form) with respect to the indemnified party's liability for Taxes, and payments between the parties to this Agreement to reflect such adjustment shall be made if necessary. Any indemnity payment under this Article X shall be treated as an adjustment to the value of the asset upon which the underlying claim was based, unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to the indemnified party or any of its Affiliates causes any such payment not to be treated as an adjustment to the value of the asset for United States federal income tax purposes.

          10.10 Characterization of Indemnity Payments. The parties hereto agree to treat any indemnity payment made pursuant to this Article X as an adjustment to the Purchase Price for federal, state, local and foreign income tax purposes.

          10.11 Excluded Liabilities; Assumed Liabilities.

               (a) Notwithstanding anything to the contrary set forth herein, but subject to Sections 10.5 and 10.6 hereof, Buyers shall have no responsibility with respect to Excluded Liabilities. In the event Buyers receive any notice that any Person is making or has made a claim of any kind against Buyers with respect to any Excluded Liabilities, Buyers shall promptly notify Sellers thereof, and shall immediately forward to Sellers all information then known to Buyers regarding such claim (including, without limitation, any written materials related thereto, or setting forth the basis for or asserting such claim). Sellers shall defend any such claim, to the extent related to an Excluded Liability, and shall reimburse Buyers for any and all reasonably incurred costs related to any such claim (insofar as related solely to an Excluded Liability).

               (b) Notwithstanding anything to the contrary set forth herein, Sellers shall have no responsibility with respect to the Assumed Liabilities. In the event Sellers receive any notice that any Person is making or has made a claim of any kind against Sellers with respect to any Assumed Liabilities, Sellers shall immediately notify Buyers thereof, and shall immediately forward all information then known to Sellers regarding such claim (including, without limitation, any written materials related thereto, or setting forth the basis for or asserting such claim). Buyers shall defend any such claim, to the extent related to an Assumed Liability, and shall reimburse Sellers for any and all reasonably incurred costs related to any such claim (insofar as related solely to an Assumed Liability).

          10.12 No Consequential Damages. Notwithstanding anything to the contrary elsewhere in this Agreement, no party (or any of its Affiliates) shall, in any event, be liable to any other party (or any of its Affiliates) for any consequential, incidental, indirect, special, exemplary or punitive damages of such other party (or any of its Affiliates), even if the other party has been advised of the possibility of such damages, including without limitation, damages for loss of future revenue, income or profits, diminution of value or loss of business reputation or opportunity relating to the breach or alleged breach hereof, except to the extent arising from the willful misconduct of a party hereto.

          10.13 Exclusive Remedy. The sole and exclusive remedy for any breach or inaccuracy, or alleged breach or inaccuracy, of any representation, warranty, covenant or agreement made by Sellers or Buyers shall be as provided in accordance with this Article X, except to the extent such breach is caused by the willful misconduct of a party hereto. In furtherance of the foregoing, the parties hereby waive, to the fullest extent permitted by applicable Law, any and all other rights, claims and causes of action (including rights of contributions, if any) known or unknown, foreseen or unforeseen, which exist or may arise in the future, that it may have against Sellers or any of their Affiliates, or Buyers or any of their Affiliates, as the case may be, arising under or based upon any federal, state, local or foreign Law (including any such Law relating to environmental matters or arising under or based upon any securities Law, common Law or otherwise).

                                   Article XI

                                  MISCELLANEOUS

          11.1 Fees and Expenses. Except as otherwise specifically provided in this Agreement, each party to this Agreement shall bear all costs and expenses incurred by such party in connection with, or in anticipation of, this Agreement and the consummation of the transactions contemplated hereby; provided, however, that any and all notary public fees and expenses incurred in connection with any documents to be delivered in connection with this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby, including the Facility Transfer Deed, shall be paid by the Buyers.

          11.2 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, sent by facsimile transmission (with written confirmation of receipt) or reputable overnight courier, or mailed (certified or registered mail, return receipt requested):

                  If to either Seller:

                           Matsushita Battery Industrial Corporation of America One Mutec Drive,
                           Suite 100
                           Columbus, Georgia  31907

                           Attention:       Jumpei Sakakibara
                                            President & Chief Executive Officer

                           Attention:       John Rowe
                                            General Manager, Administration

                  With a copy to:

                           Matsushita Electric Corporation of America




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

                           One Panasonic Way
                           Secaucus, NJ 07094

                           Attention:       Robert S. Marin
                          General Counsel and Secretary

                  If to either Buyer, to:

                           C&D Technologies, Inc.
                           1400 Union Meeting Road
                           P.O. Box 3053
                           Blue Bell, PA 19422
                           Attention: Vice President - Finance and Chief Financial Officer
                                       (215) 619-7835 (telephone)
                                       (215) 619-7816 (facsimile)

                                       Vice President and General Counsel
                                       (215) 619-7817 (telephone)
                                       (215) 619-7816 (facsimile)

     or to such other person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date on which so hand-delivered or telecommunicated or delivered by overnight courier (unless not received during a Business Day in which event receipt shall be deemed to occur on the next occurring Business Day) or if mailed on the Business Day actually delivered or on which refusal to accept delivery is given, except for a notice of change of address which shall be effective only upon receipt thereof.

          11.3 Entire Agreement. This Agreement, the Ancillary Agreements, the Schedules and the Exhibits hereto and thereto and the Confidentially
     Agreement contain the entire understanding of the parties hereto with respect to their subject matter. This Agreement supersedes all prior agreements and understandings, oral and written, with respect to its subject matter. Items or information may be disclosed in the Schedules hereto which Sellers are not required to disclose under this Agreement; disclosure of such items or information shall not affect (directly or indirectly) the interpretation of this Agreement or the scope of the disclosure obligation under this Agreement. In addition, inclusion of such information herein shall not be construed as an admission that such information is "material" for any purpose.

          11.4 Waiver of Bulk Sales Requirements. Buyers hereby waive compliance by Sellers with any bulk-sales notice requirements of applicable U.S. Law.

          11.5 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or


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

     other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

          11.6 Non-Recourse. Except as expressly provided herein, no past, present or future director, officer, employee, incorporator, member, partner or stockholder of Sellers (except U.S. Seller with respect to Mexican Seller as provided under this Agreement or the Ancillary Agreements) shall have any liability for any obligations or liabilities of Sellers under this Agreement or the Ancillary Agreements of or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby.

          11.7 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and any purported assignment without such consent shall be null and void. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, by any party hereto without the prior written consent of the other parties; provided, however, that any party may assign this Agreement and any or all of the rights, interests and obligations hereunder to any of its Affiliates, and upon any such permitted assignment, the references in this Agreement to the assigning party shall also apply to any assignee unless the context otherwise requires, but no such assignment will relieve the assigning party of its obligations hereunder in the event such assignee fails to satisfy such obligations in accordance with the terms of this Agreement.

          11.8 No Third-Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer upon or give any Person (including, without limitation, any past or current employee of the Business) except the parties hereto (and, with respect to Article X hereof, the Buyer
     Indemnified Parties and the Seller Indemnified Parties) and their respective successors and permitted assigns any remedy, claim, liability, reimbursement, cause of action or other right under or by reason of this Agreement.

          11.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          11.10 Governing Law. This Agreement and any claim related directly or indirectly to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, except with regard to the purchase and sale of the Mexican Purchased Assets, the assumption of the Assumed Mexican Liabilities and any claims related thereto, which shall be governed by, and construed in accordance with the laws of the State of Tamaulipas and, in the absence thereof, the federal laws of Mexico.

          11.11 Submission to Jurisdiction; Consent to Service of Process. Each of the parties irrevocably submits to the non-exclusive jurisdiction of any federal or state court located within the State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each of the parties hereto hereby


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

     irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. Each of the parties irrevocably waives, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          11.12 Amendments and Waivers. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

                  [Remainder of page left intentionally blank]




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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.




                                          MATSUSHITA BATTERY INDUSTRIAL
                                          CORPORATION OF AMERICA, INC.


                                          By: /s/ Jumpei Sakakibara
                                            -------------------------------
                                            Name:   Jumpei Sakakibara
                                            Title:  President & Chief
                                                    Executive Officer


                                          MATSUSHITA BATTERY INDUSTRIAL DE
                                          MEXICO, S.A. de C.V.


                                          By: /s/ Kenji Seko
                                             --------------------------------
                                             Name:  Kenji Seko
                                             Title:    President


                                          C&D TECHNOLOGIES, INC.


                                          By: /s/ Wade H. Roberts Jr.
                                             --------------------------------
                                             Name:  Wade H. Roberts, Jr.
                                             Title: President & Chief
                                                    Executive Officer


                                          C&D TECHNOLOGIES REYNOSA S. de R.L.
                                          de C.V.


                                          By: /s/ Stephen E. Doyle Markert, Jr.
                                             --------------------------------
                                             Name: Stephen E. Doyle Markert, Jr.
                                             Title:    Legal Representative





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